                                                     Registration No. 333-96559
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                 POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 TO

                              FORM S-1 ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                     AIG SunAmerica Life Assurance Company
 (doing business as ANCHOR NATIONAL LIFE INSURANCE COMPANY) ("Anchor National")
             (Exact name of registrant as specified in its charter)

     California                         6311                    86-0198983
   (State or other               (Primary Standard           (I.R.S. Employer
   jurisdiction of            Industrial Classification   Identification Number)
incorporation or Number)            organization)


                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                           Christine A. Nixon, Esquire
                                Anchor National
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                                  -------------

     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

-------------------------------------------------------------------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Registrant is filing this Post-Effective Amendment No. 2 to make certain non-material changes to the Registration Statement. Pursuant to oral permission to do so provided by Mr. William Kotapish to Anchor National and confirmed on April 26, 2001, this Registration Statement contains multiple prospectuses with the substantially similar MVA feature. The Registrant does not intend for this Post-Effective Amendment No. 2 to delete from the Registration Statement, any document included in the Registration Statement but not filed herein, including any currently effective Prospectus or supplement thereto.

                                 [SEASONS LOGO]

                                   PROSPECTUS

                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                                 July 29, 2002

The annuity contract has 11 investment choices - 7 fixed account options which offer interest rates guaranteed by Anchor National for different periods of time and 4 variable investment STRATEGIES:

                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH

                  which invest in the underlying portfolios of
                              SEASONS SERIES TRUST
                              which is managed by:

                       PUTNAM INVESTMENT MANAGEMENT, INC.
                         T. ROWE PRICE ASSOCIATES, INC.
                         JANUS CAPITAL MANAGEMENT LLC.
                    SUNAMERICA ASSET MANAGEMENT CORPORATION
                       WELLINGTON MANAGEMENT COMPANY, LLP

You can put your money into any one or all of the STRATEGIES and/or fixed account options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Variable Annuity.

To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated July 29, 2002. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.

The table of contents of the SAI appears on page 30 of this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Anchor National Life Insurance Company is in the process of changing its name to AIG SunAmerica Life Assurance Company. We anticipate this process will take some time to implement in all jurisdictions where we do business. We expect the name change to be completed during 2003. To begin this process we officially changed the name in our stated of domicile, Arizona. However, we continue to do business, today, under the name Anchor National and will refer to the Company by that name throughout this prospectus. You will be notified when the name is changed to AIG SunAmerica Life Assurance Company and we are no longer doing business as Anchor National. Please keep in mind, this is a name change only and will not affect the substance of your contract.

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE

Anchor National's Annual Report on Form 10-K/A for the year ended December 31, 2001 and its quarterly report on Form 10-Q for the quarter ended March 31, 2002 are incorporated herein by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
233 Broadway
New York, NY 10279

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the Separate Account, Anchor National and its general account, the Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:

      Anchor National Life Insurance Company
      Annuity Service Center
      P.O. Box 54299
      Los Angeles, California 90054-0299
      Telephone Number: (800) 445-SUN2

SECURITIES AND EXCHANGE
COMMISSION POSITION ON
INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

TABLE OF CONTENTS

GLOSSARY....................................................    4
HIGHLIGHTS..................................................    5
FEE TABLES..................................................    6
    Owner Transaction Expenses..............................    6
    Annual Separate Account Expenses........................    6
    Investment Portfolio Expenses...........................    7
EXAMPLES....................................................    8
THE SEASONS VARIABLE ANNUITY................................    9
PURCHASING A SEASONS VARIABLE ANNUITY.......................   10
    Allocation of Purchase Payments.........................   10
    Accumulation Units......................................   10
    Free Look...............................................   11
    Exchange Offers.........................................   11
INVESTMENT OPTIONS..........................................   11
    Variable Investment Options.............................   12
      The STRATEGIES........................................   12
      STRATEGY Rebalancing..................................   14
    Fixed Account Options...................................   14
    Market Value Adjustment.................................   15
    Transfers During the Accumulation Phase.................   15
    Dollar Cost Averaging...................................   16
    Principal Advantage Program.............................   17
    Voting Rights...........................................   17
    Substitution............................................   18
ACCESS TO YOUR MONEY........................................   18
    Systematic Withdrawal Program...........................   19
    Minimum Contract Value..................................   19
    Qualified Contract Owners...............................   19
DEATH BENEFIT...............................................   19
    Death of the Annuitant..................................   20
EXPENSES....................................................   20
    Insurance Charges.......................................   21
    Withdrawal Charges......................................   21
    Investment Charges......................................   21
    Contract Maintenance Fee................................   21
    Transfer Fee............................................   22
    Premium Tax.............................................   22
    Income Taxes............................................   22
    Reduction or Elimination of Charges and Expenses and
     Additional Amounts Credited............................   22
INCOME OPTIONS..............................................   22
    Annuity Date............................................   22
    Income Options..........................................   23
    Allocation of Income Payments...........................   23
    Fixed or Variable Income Payments.......................   24
    Income Payments.........................................   24
    Transfers During the Income Phase.......................   24
    Deferment of Payments...................................   24
TAXES.......................................................   24
    Annuity Contracts in General............................   24
    Tax Treatment of Distributions--Non-qualified
     Contracts..............................................   25
    Tax Treatment of Distributions--Qualified Contracts.....   25
    Tax Treatment of Death Benefits.........................   26
    Minimum Distributions...................................   26
    Diversification.........................................   27
PERFORMANCE.................................................   27
OTHER INFORMATION...........................................   28
    Anchor National.........................................   28
    The Separate Account....................................   28
    The General Account.....................................   28
    Distribution of the Contract............................   28
    Administration..........................................   29
    Legal Proceedings.......................................   29
    Custodian...............................................   29
INDEPENDENT ACCOUNTANTS.....................................   29
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....   30
APPENDIX A--CONDENSED FINANCIAL INFORMATION.................  A-1
APPENDIX B--MARKET VALUE ADJUSTMENT.........................  B-1
APPENDIX C--PREMIUM TAXES...................................  C-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY (IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--Anchor National Life Insurance Company, Anchor National, We, Us, the insurer which issues this policy.

INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

STRATEGY(IES)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each STRATEGY has its own investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust.

ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES, CHARGES AND EXPENSES. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

HIGHLIGHTS
--------------------------------------------------------------------------------

THE SEASONS VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU AND ANCHOR NATIONAL LIFE INSURANCE COMPANY ("ANCHOR NATIONAL"). IT IS DESIGNED TO HELP YOU INVEST ON A TAX-DEFERRED BASIS AND MEET LONG-TERM FINANCIAL GOALS. THERE ARE MINIMUM PURCHASE PAYMENT AMOUNTS REQUIRED TO PURCHASE A CONTRACT. PURCHASE PAYMENTS MAY BE INVESTED IN ANY COMBINATION OF THE FOUR PRE-ALLOCATED STRATEGIES AND FIXED ACCOUNT OPTIONS. LIKE ALL DEFERRED ANNUITIES, THE CONTRACT HAS AN ACCUMULATION PHASE AND AN INCOME PHASE. DURING THE ACCUMULATION PHASE, YOU INVEST MONEY IN YOUR CONTRACT. THE INCOME PHASE BEGINS WHEN YOU START RECEIVING INCOME PAYMENTS FROM YOUR ANNUITY TO PROVIDE FOR YOUR RETIREMENT.

FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. Your will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A SEASONS VARIABLE ANNUITY in the prospectus.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.40% annually of the average daily value of your contract allocated to the Strategies. There are investment charges on amounts invested in the Strategies. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, withdrawals charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A SEASONS VARIABLE ANNUITY and EXPENSES in the prospectus.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.

INQUIRIES: If you have questions about your contract call your financial advisor or contact us at Anchor National Life Insurance Company Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299. Telephone Number: (800) 445-SUN2.

PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF INVESTING.

SEASONS VARIABLE ANNUITY FEE TABLES
--------------------------------------------------------------------------------

OWNER TRANSACTION
EXPENSES

Withdrawal Charge as a percentage of Purchase Payments:

Year 1......................................    7%
Year 2......................................    6%
Year 3......................................    6%
Year 4......................................    5%
Year 5......................................    4%
Year 6......................................    3%
Year 7......................................    2%
Year 8......................................    0%

Contract Maintenance
  Charge.................  $35 each year ($30 in
                           North Dakota)
Transfer Fee.............  No charge for first 4
                           transfers each contract
                           year; thereafter, the fee
                           is $25 per transfer ($10
                           in Pennsylvania and
                           Texas)

ANNUAL SEPARATE
ACCOUNT EXPENSES
(as a percentage of daily net asset value)

Mortality Risk Charge..........................  0.90%
Expense Risk Charge............................  0.35%
Distribution Expense Charge....................  0.15%
                                                 ----
         Total Separate Account Expenses.......  1.40%

                         INVESTMENT PORTFOLIO EXPENSES
                       FOR STRATEGY UNDERLYING PORTFOLIOS
(as a percentage of daily net asset value of each investment portfolio as of the fiscal year end of the Trust ending March 31, 2002)

                                                          MANAGEMENT     OTHER      TOTAL ANNUAL
                                                             FEE        EXPENSES      EXPENSES
------------------------------------------------------------------------------------------------
    Stock                                                    0.85%        0.10%         0.95%
    Asset Allocation: Diversified Growth                     0.85%        0.11%         0.96%
    Multi-Managed Growth                                     0.89%        0.16%         1.05%
    Multi-Managed Moderate Growth                            0.85%        0.14%         0.99%
    Multi-Managed Income/Equity                              0.81%        0.19%         1.00%
    Multi-Managed Income(1)                                  0.77%        0.28%         1.05%
------------------------------------------------------------------------------------------------

(1) For Multi-Managed Income, the adviser recouped prior year expense reimbursements, resulting in an expense ratio before recoupment of 1.01%.

The Investment Portfolio Expenses table set forth above identifies the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust. As explained in this prospectus, each variable investment option (STRATEGY) under this contract invests in a combination of three of these underlying portfolios. The total investment charge depending on the particular STRATEGY, will be a proportion of the investment charges of the underlying portfolio in which each STRATEGY invests. Accordingly, the actual investment portfolio expenses incurred by contract holders within a STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which each STRATEGY is invested. You can get a better understanding of the practical ramifications of this blended investment charge by looking at the next table Investment Portfolio Expenses by STRATEGY. That table sets forth an estimate of the annual investment charge you may incur as a result of the ratio of the STRATEGY(IES) investment in the underlying portfolios.

The total investment expenses for each contract owner will be based upon the STRATEGY in which they are invested. Each STRATEGY invests in different proportions of these underlying portfolios. The proportion of each portfolio in each particular STRATEGY determines the amounts of investment charge borne by each contractholder.

THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

                   INVESTMENT PORTFOLIO EXPENSES BY STRATEGY
  (based on the total annual expenses of the underlying investment portfolios reflected above as of the fiscal year end of the Trust ending March 31, 2002)

                                                          MANAGEMENT     OTHER      TOTAL ANNUAL
                                                             FEE        EXPENSES      EXPENSES
------------------------------------------------------------------------------------------------
STRATEGY
    Growth                                                   0.87%        0.13%         1.00%
    Moderate Growth                                          0.85%        0.12%         0.97%
    Balanced Growth                                          0.83%        0.15%         0.98%
    Conservative Growth(1)                                   0.80%        0.22%         1.02%
------------------------------------------------------------------------------------------------

(1) For Conservative Growth Strategy, the adviser recouped prior year expense reimbursements, resulting in an expense ratio before recoupment of 0.99%.

                                    EXAMPLES

You will pay the following expenses on a $1,000 investment in each STRATEGY, assuming a 5% annual return on assets, STRATEGY expenses after waiver, reimbursement or recoupment, (assuming the waiver reimbursement or recoupment will continue for the period shown if applicable and:

        (a) that you surrender the contract at the end of the stated time period;

        (b) that the contract is annuitized or not surrendered.*

                                                    TIME PERIODS
---------------------------------------------------------------------------------------
             STRATEGY                1 YEAR     3 YEARS     5 YEARS        10 YEARS
---------------------------------------------------------------------------------------
 Growth                             (a)  $95   (a)  $137   (a)  $172   (a)  $282
                                    (b)  $25   (b)  $ 77   (b)  $132   (b)  $282
 Moderate Growth                    (a)  $95   (a)  $137   (a)  $171   (a)  $279
                                    (b)  $25   (b)  $ 77   (b)  $131   (b)  $279
 Balanced Growth                    (a)  $95   (a)  $137   (a)  $171   (a)  $280
                                    (b)  $25   (b)  $ 77   (b)  $131   (b)  $280
 Conservative Growth                (a)  $95   (a)  $138   (a)  $173   (a)  $284
                                    (b)  $25   (b)  $ 78   (b)  $133   (b)  $284
----------------------------------

* We do not currently charge a withdrawal charge when you elect to begin income payments.

                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account (contract level) expenses and investment portfolio expenses by STRATEGY. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from the percentage and may be waived for contract values over $50,000. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable. Additional information on the portfolio company fees can be found in the Trust prospectus located behind this prospectus.

2. SAAMCo may voluntarily waive or reimburse certain expenses to increase an investment portfolios' investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, SAAMCo may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the investment portfolio is able to make such payment and remain in compliance with the foregoing expense limitations. To date, none of the investment portfolio expenses have exceeded the stated caps. Therefore no waiver of fees or reimbursements were implemented.

3. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The historical accumulation unit values are contained in Appendix A--Condensed Financial Information.

THE SEASONS VARIABLE ANNUITY
--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial advisor.

This annuity was developed to help you contribute to your retirement savings. The flexibility and diversification offered by this annuity can help you reach your retirement savings goals. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in STRATEGIES which, like mutual funds, vary with market conditions. You can gain or lose money if you invest in these STRATEGIES. If you allocate money to the STRATEGY(IES), the amount of money you accumulate in your contract depends on the performance of the STRATEGY(IES) in which you invest.

The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.

For more information on STRATEGIES and fixed account options available under this contract, SEE INVESTMENT OPTIONS ON PAGE 11.

Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Seasons Variable Annuity. When you purchase a Seasons Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation.

This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the federal tax code you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 7 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial adviser prior to purchase. This variable annuity may not be available for sale in your state. Please check with your financial advisor regarding availability.

PURCHASING A SEASONS VARIABLE ANNUITY
--------------------------------------------------------------------------------

A Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes.

                                               MINIMUM
                       MINIMUM INITIAL        SUBSEQUENT
                       PURCHASE PAYMENT    PURCHASE PAYMENT
                       ----------------    ----------------
Qualified                   $2,000               $500
Non-qualified               $5,000               $500

Prior Company approval is required to make Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Purchase Payment including one which would cause total Purchase Payments to exceed $1,500,000 at the time of the Purchase Payment. Also, the optional Automatic Payment Plan allows you to make subsequent payments as small as $50.00.

We may refuse any Purchase Payment. In general, we will not issue a contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone over age 90.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the Company.

This contract is no longer available for purchase by new policyowners.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed accounts and STRATEGIES according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are credited based upon the Accumulation Unit Value (AUV) next determined after receipt. SEE INVESTMENT OPTIONS PAGE 11.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days, we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units. We base the number of Annuity Units you receive on the unit value of the STRATEGY as of the day we receive your money, if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit for each STRATEGY after the NYSE closes each day. We do this by:

     1. determining the total value of money invested in a particular STRATEGY;

     2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

     3. dividing this amount by the number of outstanding Accumulation Units.

The value of an Accumulation Unit may go up or down from day to day. When you make a Purchase Payment, we credit your contract with Accumulation Units. The number of Accumulation Units credited is determined by dividing the amount of the Purchase Payment allocated to a STRATEGY by the value of the Accumulation Unit for that STRATEGY.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You want your money to be invested in the Moderate Growth STRATEGY. We determine that the value of an Accumulation Unit for the Moderate Growth STRATEGY is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.252 Accumulation Units for the Moderate Growth STRATEGY.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. Unless otherwise required by state law, you will receive back the value of the money allocated to the STRATEGIES on the day we receive your request plus any Purchase Payment in the fixed account options. This value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.

Certain states (and under all contracts issued as IRAs) require us to return your Purchase Payments upon a free look request. With respect to those contracts, we reserve the right to put your money in the 1-year fixed account option during the free look period. If you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments, or (2) the value of your contract. At the end of the free look period, we reallocate your money according to your instructions.

EXCHANGE OFFERS

From time to time, we may offer to allow you to exchange an older variable annuity issued by Anchor National or one of its affiliates, for a newer product with more current features and benefits, also issued by Anchor National or one of its affiliates. Such an Exchange Offer will be made in accordance with the applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such Exchange Offer at the time the offer is made.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

The contract offers variable investment options which we call STRATEGIES and fixed account options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the STRATEGIES alone or in concert with the fixed account options. A mixture of your investment in the STRATEGY(IES) and fixed account options may lower the risk associated with investing only in a variable investment option.

VARIABLE INVESTMENT OPTIONS:
THE STRATEGIES

The contract offers four multi-manager variable investment STRATEGIES, each with a different investment objective. We designed the STRATEGIES to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each STRATEGY is designed to achieve different levels of growth over time.

Each STRATEGY invests in three of the six underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the STRATEGY.

SunAmerica Asset Management Corp. ("SAAMCo"), which is affiliated with Anchor National manages Seasons Series Trust. SAAMCo engaged sub-advisers to provide investment advice for certain investment portfolios.

The underlying investment portfolios of Seasons Series Trust include the Asset
Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios"). Seasons Series Trust contains other underlying investment portfolios in addition to those listed here which are not available for investment under this contract.

The Asset Allocation: Diversified Growth Portfolio is managed by Putnam Investment Management, Inc. The Stock Portfolio is managed by T. Rowe Price Associates, Inc. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus Capital Management LLC., a balanced component managed by SAAMCo and a fixed income component managed by Wellington Management Company, LLP. The Growth STRATEGY and the Moderate Growth STRATEGY also have an aggressive growth component which SAAMCo manages. The percentage that any one of these components represents in the Multi-Managed Portfolio varies in accordance with the investment objective.

YOU SHOULD READ THE PROSPECTUS FOR SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE TRUST PROSPECTUS CONTAINS DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS AND IS ATTACHED TO THIS PROSPECTUS.

Each STRATEGY uses an investment approach based on asset allocation. This approach is achieved by each STRATEGY investing in distinct percentages in three specific underlying funds of the Seasons Series Trust. In turn, the underlying funds invest in a combination of domestic and international stocks, bonds and cash. Based on the percentage allocation to each specific underlying fund and each underlying fund's investment approach, each STRATEGY has a neutral asset allocation mix of stocks, bonds and cash. At the beginning of each quarter a rebalancing occurs among the underlying funds to realign each STRATEGY with its distinct percentage investment in the three underlying funds. This rebalancing is designed to help maintain the neutral asset allocation mix for each STRATEGY. The pie charts on the following pages demonstrate:

     - the neutral asset allocation mix for each STRATEGY; and

     - the percentage allocation in which each STRATEGY invests.


GROWTH                                                             BALANCED GROWTH
      GOAL: Long-term growth of capital, allocating its                GOAL: Focuses on conservation of principal by investing
  assets primarily to stocks. This STRATEGY may be best            in a more balanced weighting of stocks and bonds, with a
  suited for those with longer periods to invest.                  secondary objective of seeking a high total return. This
                                                                   STRATEGY may be best suited for those approaching retirement
  [GROWTH CHART]                                                   and with less tolerance for investment risk.
                                                                   [BALANCED GROWTH CHART]
  UNDERLYING INVESTMENT                                            UNDERLYING INVESTMENT
  PORTFOLIOS & MANAGERS                                            PORTFOLIOS & MANAGERS
  MULTI-MANAGED GROWTH PORTFOLIO                   50%             MULTI-MANAGED INCOME/EQUITY PORTFOLIO              55%
  Managed by:                                                      Managed by:
    Janus Capital Management LLC.                                    Janus Capital Management LLC.
    SunAmerica Asset Management Corp.                                SunAmerica Asset Management Corp.
    Wellington Management Company, LLP                               Wellington Management Company, LLP
  STOCK PORTFOLIO                                     25%          STOCK PORTFOLIO                                       20%
  Managed by T. Rowe Price Associates, Inc.                        Managed by T. Rowe Price Associates, Inc.
  ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO       25%         ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO          25%
  Managed by Putnam Investment Management, Inc.                    Managed by Putnam Investment Management, Inc.


MODERATE GROWTH                                                    CONSERVATIVE GROWTH
      GOAL: Growth of capital through investments in                   GOAL: Capital preservation while maintaining some
  equities, with a secondary objective of conservation of          potential for growth over the long term. This STRATEGY may
  principal by allocating more of its assets to bonds than         be best suited for those with lower investment risk
  the Growth STRATEGY. This STRATEGY may be best suited for        tolerance.
  those nearing retirement years but still earning income.         [CONSERVATIVE GROWTH CHART]
  [MODERATE GROWTH CHART]                                          UNDERLYING INVESTMENT
  UNDERLYING INVESTMENT                                            PORTFOLIOS & MANAGERS
  PORTFOLIOS & MANAGERS
                                                                   MULTI-MANAGED INCOME PORTFOLIO                      60%
  MULTI-MANAGED MODERATE GROWTH PORTFOLIO         55%              Managed by:
  Managed by:                                                        Janus Capital Management LLC.
    Janus Capital Management LLC.                                    SunAmerica Asset Management Corp.
    SunAmerica Asset Management Corp.                                Wellington Management Company, LLP
    Wellington Management Company, LLP
                                                                   STOCK PORTFOLIO                                       15%
  STOCK PORTFOLIO                                     20%          Managed by T. Rowe Price Associates, Inc.
  Managed by T. Rowe Price Associates, Inc.                        ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO          25%
  ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO       25%         Managed by Putnam Investment Management, Inc.
  Managed by Putnam Investment Management, Inc.

STRATEGY REBALANCING

Each STRATEGY is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. In order to maintain the mix of investment portfolios consistent with each STRATEGY's objective, each STRATEGY within your contract will be rebalanced each quarter. On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the prior pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any STRATEGY more frequently if rebalancing is, deemed necessary and not adverse to the interests of contract owners invested in such STRATEGY. Rebalancing a STRATEGY may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns. Transfers made as a result of rebalancing a STRATEGY are not counted against your four free transfers per year.

FIXED ACCOUNT OPTIONS

The contract also offers seven fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call Guarantee Periods. In Maryland and Washington only the one year fixed account option is available. The seven and ten year guarantee periods are not available in Oregon. Additionally, we guarantee the interest rate for money allocated to the six-month DCA fixed account and/or the one year DCA fixed account (the "DCA fixed accounts") which are available only in conjunction with the Dollar Cost Averaging Program. Please see the section on the Dollar Cost Averaging Program on page 16 for additional information about, including limitations on, the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.

Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

There are three scenarios in which you may put money into the MVA fixed account options. In each scenario your money may be credited a different rate of interest as follows:

     - INITIAL RATE: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

     - CURRENT RATE: Rate credited to subsequent Purchase Payments allocated to the fixed account.

     - RENEWAL RATE: Rate credited to money transferred from a fixed account or one of the STRATEGIES into a fixed account and to money remaining in a fixed account after expiration of a guarantee period.

Each of these rates may differ from one and other. Although once declared the applicable rate is guaranteed until the guarantee period expires.

When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option or to the STRATEGIES. If you want to reallocate your money to a different fixed account option or STRATEGY, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.

The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 1-year or 6-month DCA fixed account while your investment is systematically transferred to the variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an effective rate of 3%. SEE DOLLAR COST AVERAGING PAGE 16 for more information.

You may reallocate money to a fixed account option (other than the DCA fixed accounts) or to any of the STRATEGIES after the end of the Guarantee Period. However, if you do not give us different instructions within

30 days after the end of your Guarantee Period, we will keep your money in the fixed account for the same Guarantee Period you previously selected. You will receive the renewal interest rate then in effect for that Guarantee Period.

MARKET VALUE ADJUSTMENT

NOTE: MARKET VALUE ADJUSTMENTS APPLY TO THE 3, 5, 7 OR 10 YEAR FIXED ACCOUNT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL ADVISOR FOR MORE INFORMATION. THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.

If you take money out of the three, five, seven or ten year fixed account options before the end of the guarantee period, we make an adjustment to your contract (the "Market Value Adjustment"). This Market Value Adjustment reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any market value adjustment.

We calculate the market value adjustment by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a rate between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the market value adjustment is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal or transfer. Where the market value adjustment is positive, we add the adjustment to your withdrawal or transfer from the fixed account option.

The one year fixed account option and the DCA fixed accounts do not impose a market value adjustment. These fixed account options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.

Please see Appendix B for more information on how we calculate the Market Value Adjustment.

TRANSFERS DURING THE ACCUMULATION PHASE

Except as provided in the next sentence with respect to the DCA fixed account, you can transfer money among the STRATEGIES and the fixed account options by written request or by telephone. Although you may transfer money out of the DCA fixed accounts, you may not transfer money into the DCA fixed accounts from any STRATEGY or any fixed account option. You can make four transfers every year without incurring a transfer fee. We measure a year from the anniversary of the date we issued your contract. If you make more than four transfers in a year, there is a $25 transfer fee per transfer ($10 in Pennsylvania and Texas). Additionally, transfers out of a multi-year fixed account option may be subject to a market value adjustment.

The minimum amount you can transfer is $500 or a lesser amount if you transfer the entire balance from a STRATEGY or a fixed account option. If any money will remain in a STRATEGY or fixed account option after making a transfer, it must be at least $500. Your request for transfer must clearly state which STRATEGY(IES) and/or fixed account option(s) are involved and the amount you want to transfer. Please see the section Dollar Cost Averaging on page 16 for specific rules regarding the DCA fixed accounts.

We will accept transfers by telephone unless you specify otherwise on your contract application. We have in place procedures to provide reasonable assurance that instructions given to us by telephone are genuine. Thus, we disclaim all liability for any claim, loss or expense from any error. If we fail to use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We will also accept internet account transfers unless you specify otherwise on your contract application. We have appropriate procedures in place to provide reasonable assurance that the transactions executed are genuine. Thus, we disclaim all liability for any claim, loss or expense from any error resulting from instructions received over the internet. If we fail to follow our procedures we may be liable for any losses due to unauthorized or fraudulent transactions.

This product is not designed for professional "market timing" organizations or other organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programming transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These marketing timing strategies are disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors. If we determine, in our sole discretion, that your transfer patterns among the Variable Portfolios reflect a market timing strategy, we reserve the right to take action to protect the other investors. Such action may include but would not be limited to restricting the mechanisms you can use to request transfers among the Variable Portfolios or imposing penalty fees on such trading activity and/or otherwise restricting transfer options in accordance with state and federal rules and regulations.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") Program allows you to systematically transfer a set percentage or amount from any STRATEGY or the one year fixed account option (we call these source accounts) to another STRATEGY. You can also select to transfer the entire value in a STRATEGY or the one year fixed investment option in a stated number of transfers. Transfers may be monthly or quarterly. You can change the amount or frequency at any time by notifying us in writing. The minimum transfer amount is $500, unless you use the DCA fixed accounts (see below). Fixed Account options are not available as target accounts for the DCA program.

When you make either your initial Purchase Payment or a subsequent Purchase Payment and want to participate in the Dollar Cost Averaging Program with that money, you may also use a DCA fixed account as a source account. You cannot transfer money from a STRATEGY or other fixed investment option into a DCA fixed account.

When the one-year DCA fixed account is used for the DCA Program, all of your money in the one-year DCA fixed account will be transferred to the STRATEGY(IES) you select in either monthly or quarterly transfers (as selected by you) by the end of the one year period for which the interest rate is guaranteed (one year from the date of your deposit). Once selected, you cannot change the frequency. When the six-month DCA fixed account is used, all of the money you allocate to the six-month DCA fixed account is transferred to the STRATEGY(IES) you select in monthly transfers by the end of the six month period for which the interest rate is guaranteed.

The minimum amount that may be allocated to a DCA fixed account is $500 and the minimum amount that may be transferred from a DCA fixed account to the STRATEGY(IES) you select is $100. Therefore, if the amount allocated to a DCA fixed account is such that the transfer amount under the frequency selected would fail to meet the $100 minimum transfer requirement, the number of transfers under the program would be reduced to comply with the minimum transfer requirement. For example, if you allocate $500 to the six-month DCA fixed account, your money will be transferred out over a period of five months.

If you want to stop participation in the Dollar Cost Averaging Program and you are using a DCA fixed account as your source account, we will either transfer your money to the STRATEGY(IES) or fixed investment option(s) you select, or, in the absence of express instructions, we will transfer your money to the one year fixed investment option which will earn interest at the rate then being offered for new Purchase Payments for a period of one year.

By allocating amounts to the STRATEGIES on a regular schedule as opposed to allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. However, there is no assurance that you will earn a greater profit. You are still subject to loss in a declining market. Dollar cost averaging involves continuous investment in securities regardless of fluctuating price levels. You should consider your financial ability to continue to invest through periods of low prices.

Transfers under this program are not counted against your four free transfers per year. In addition, any transfer to the one-year fixed investment option upon termination of this program will not be counted against your four free transfers.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Conservative Growth STRATEGY to the Growth STRATEGY over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

QUARTER    ACCUMULATION UNIT    UNITS PURCHASED
-------    -----------------    ---------------
 1              $ 7.50                100
 2              $ 5.00                150
 3              $10.00                 75
 4              $ 7.50                100
 5              $ 5.00                150
 6              $ 7.50                100

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more STRATEGY(IES) without putting the amount of your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and STRATEGY(IES). You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment needs to be allocated to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the STRATEGY(IES) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the STRATEGY(IES), as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Seasons Series Trust shares. However, when the underlying investment portfolios of the Seasons Series Trust solicit proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

We may amend your contract due to changes to the PORTFOLIOS offered under your contract. For example, we may offer new PORTFOLIOS, delete PORTFOLIOS, or stop accepting allocations and/or investments in a particular PORTFOLIO. We may move assets and/or re-direct future premium allocations from one PORTFOLIO to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a PORTFOLIO is no longer an appropriate investment for the contract, for reason such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new PORTFOLIO offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your PORTFOLIO choices.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS PAGE 22.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a market value adjustment if a withdrawal comes from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES PAGE 20.

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract we will recoup any surrender charges which would have been due at the time the free withdrawals were taken if your free withdrawal had not been free.

Generally, each contract year you may withdraw up to 10% of your Purchase Payments which are subject to a withdrawal charge free of any withdrawal charge. This is the free withdrawal amount.

Purchase payments, above and beyond the amount of your free withdrawal amount, that are invested for less than 7 years and withdrawn will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial advisor.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract and no subsequent Purchase Payments. In contract year 2 and year 3, you take out your maximum free withdrawal of $10,000 for each year. After that free withdrawal your contract value is $80,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation,
A - (B X C) = D, where:
A = Your contract value at the time of your request for surrender ($80,000)
B = The amount of your Purchase Payments still subject to withdrawal charge ($100,000)
C = The withdrawal charge percentage applicable to the age of each Purchase Payment (6%) [B X C = $6,000]
D = Your full surrender value ($74,000)

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return your contract value less any applicable fees and charges.

Under most circumstances, the minimum partial withdrawals amount is $1,000. We require that the value left in any STRATEGY or fixed account be at least $500, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each STRATEGY and fixed account option in which your contract is invested.

Washington residents should consult their financial adviser for additional information.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to six months.

SYSTEMATIC WITHDRAWAL PROGRAM

If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of the free withdrawal amount may incur a withdrawal charge. There is no additional charge for participating in this program.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

WITHDRAWAL CHARGES, MARKET VALUE ADJUSTMENTS, INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE, INCLUDING SYSTEMATIC WITHDRAWALS.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS

Certain qualified plans restrict and/or prohibit your ability to withdraw money from your contract. PLEASE SEE TAXES ON PAGE 24 for a more detailed explanation.

DEATH BENEFIT
--------------------------------------------------------------------------------

If you should die before beginning the Income Phase of your contract, we will pay a death benefit to your Beneficiary.

If you should die prior to reaching age 75 or, in the case of joint owners, if an owner should die prior to the youngest owner reaching age 75, the death benefit will be equal to the greater of:

     1. The value of your contract at the time we receive all required paperwork and satisfactory proof of death and the Beneficiary's election as to how the benefit should be paid; or

     2. Total Purchase Payments less withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until the date of death, plus any Purchase

        Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after the date of death.

If the contract was issued after your 75th birthday or if you should die after you reach age 75, or, in the case of joint owners, if the contract was issued after both owners' 75th birthday or if an owner dies after the youngest owner reaches age 75, the death benefit will be the greater of:

     1. The value of your contract at the time we receive all required paperwork and satisfactory proof of death and the Beneficiary's election as to how the death benefit will be paid; or

     2. Total Purchase Payments received by us before age 75 (in the case of joint owners, before the younger owner reaches age 75) less any withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until your 75th birthday (or, if there is a joint owner, the 75th Birthday of the youngest owner), plus any subsequent Purchase Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after your 75th birthday.

The death benefit is not paid after you switch to the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

The death benefit must be paid within 5 years of the date of death, unless the Beneficiary elects to have the death benefit payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of your death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract at the then current value.

The death benefit will be calculated and paid out when we receive all required paperwork and satisfactory proof of death. We consider satisfactory proof of death one of the following: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or (4) any other proof satisfactory to us. We may also require additional documentation or proof in order for the death benefit to be paid. If the Beneficiary does not make a specific election as to how they want the death benefit distributed within sixty days of our receipt of adequate proof of death, it will be paid in a lump sum.

DEATH OF THE ANNUITANT

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a corporation), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee and withdrawal charges. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The Company deducts a mortality and expense risk charge in the amount of 1.40%, annually of the value of your contract invested in the STRATEGIES. We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The Insurance Charge is expected to result in a profit. Profit may be used for any legitimate cost/expense including distribution, depending upon market conditions.

WITHDRAWAL CHARGES

The contract provides a Free Withdrawal Amount every year. SEE ACCESS TO YOUR MONEY PAGE 18. If you take money out in excess of the Free Withdrawal Amount, you may incur a withdrawal charge.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for seven complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

      YEAR          1    2    3    4    5    6    7    8
-----------------  ---  ---  ---  ---  ---  ---  ---  ---
Withdrawal
  Charge.........  7%   6%   6%   5%   4%   3%   2%   0%

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We will not assess a withdrawal charge upon election to receive income payments from your contract.

Withdrawals made prior to age 59 1/2 may result in tax penalties (SEE TAXES PAGE
24).

INVESTMENT CHARGES

Charges are deducted from the assets of the investment portfolios underlying the STRATEGIES for the advisory and other expenses of the portfolios. THE FEE TABLES ON PAGE 6 ILLUSTRATE THESE CHARGES AND EXPENSES. FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE TRUST PROSPECTUS WHICH IS ATTACHED TO THIS PROSPECTUS.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We will deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE

We currently permit four free transfers between investment options, every contract year. We charge you $25 for each transfer over four in any one year ($10 in Pennsylvania and Texas). We deduct the transfer fee from the STRATEGY and/or fixed account option from which you request the transfer (SEE INVESTMENT OPTIONS PAGE 11).

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX C provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES AND ADDITIONAL AMOUNTS CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, its affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except to the extent discussed under Option 5, once you begin receiving income payments you cannot otherwise access your money through a withdrawal or surrender.

Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES PAGE 24.

INCOME OPTIONS

Currently, this Contract offers five standard Income Options. Other payout options may be available. Contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity factors set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the Survivor die before all of the guaranteed payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all of the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

ALLOCATION OF INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, Anchor National guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of your STRATEGIES.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the STRATEGIES only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount.

INCOME PAYMENTS

If you are invested in the STRATEGIES after the Annuity date, your income payments will vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the STRATEGIES on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the STRATEGIES in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the STRATEGIES after the Annuity Date, the allocation of funds between the fixed accounts and STRATEGIES also impacts the amount of your annuity payments.

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

TRANSFERS DURING THE INCOME PHASE

You may transfer money among the STRATEGIES during the Income Phase. Transfers are subject to the same limitations as transfers during the Accumulation Phase. However, you may not transfer money from the fixed account into the STRATEGIES or from the STRATEGIES into the fixed accounts during the Income Phase. SEE EXPENSES PAGE 20.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income payments.

TAXES
--------------------------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. THIS INFORMATION ADDRESSES GENERAL FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R. 10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or
(6) which are attributable to Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances:
(1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die;
(3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of an employee's voluntary Purchase Payments to a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.

Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.

You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.

CONTRACTS OWNED BY A TRUST OR CORPORATION

A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a Contract held by a trust or other entity as an agent for a natural person nor to Contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.

GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A NON-QUALIFIED CONTRACT

If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. Also, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning or pledging a non-qualified contract.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios under your Nonqualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the Nonqualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.

PERFORMANCE
--------------------------------------------------------------------------------

From time to time we will advertise the performance of the STRATEGIES. Any such performance results are based on historical earnings and are not intended to indicate future performance.

For each STRATEGY we will show performance against a comparison index which is made up of the S&P 500 Index, the Lehman Brothers Corporate/Government Index and the Lipper Money Market Index. The comparison index will blend the referenced indices in proportion to the neutral allocation of stocks, bonds and cash within each STRATEGY as indicated on pages 9 and 10 of this prospectus.

Additionally, we may show performance of each STRATEGY in comparison to various appropriate indices and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").

Please see the Statement of Additional Information for additional information regarding the methods used to calculate performance data.

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch IBCA Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch IBCA Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the STRATEGIES.

OTHER INFORMATION
--------------------------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Asset Management Corporation, and the SunAmerica Financial Network, Inc. (comprising six wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include, fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Anchor National. Assets in the Separate Account are not guaranteed for Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7.25% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of Anchor National, and is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the accumulation and income phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion these matters are not of material importance to the Company's total assets, with the potential exception of McMurdie, et al. v. SunAmerica Inc., et al, Case No. BC 194082, filed on July 10, 1998 in the Superior Court for the County of Los Angeles. This lawsuit is a representative action wherein the plaintiffs allege violations of California's Business and Professions Code Sections 17200 et seq. The Company is vigorously defending the lawsuit. The probability of any particular outcome is not reasonably estimable at this time.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The audited consolidated financial statements for AIG SunAmerica Life Assurance Company (formerly Anchor National Life Insurance Company) at December 31, 2001 and 2000 and, for the years ended December 31, 2001, 2000 and 1999 and audited financial statements of Variable Annuity Account Five at April 30, 2002, for the years ended April 30, 2002 and 2001, are included in the Statement of Additional Information and incorporated by reference in this prospectus and have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Separate Account............................................    3
General Account.............................................    4
Performance Data............................................    4
Income Payments.............................................    4
Annuity Unit Values.........................................    5
Taxes.......................................................    8
Distribution of Contracts...................................   13
Financial Statements........................................   13

APPENDIX A - CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                               INCEPTION    FISCAL      FISCAL      3/31/00     4/30/00     4/30/01
                                  TO         YEAR        YEAR         TO          TO          TO
         STRATEGIES             3/31/98     3/31/99     3/31/00     4/30/00     4/30/01     4/30/02
-----------------------------  ---------   ---------   ---------   ---------   ---------   ---------
----------------------------------------------------------------------------------------------------
Growth (Inception Date
  4/15/97)
  Beginning AUV..............      10.00       13.09       15.89       21.30       20.24      17.060
  End AUV....................      13.09       15.89       21.30       20.24       17.06      14.397
  Ending Number of AUs.......  3,950,133   7,643,378   8,130,517   8,249,540   7,812,757   6,819,437
----------------------------------------------------------------------------------------------------
Moderate Growth (Inception
  Date 4/15/97)
  Beginning AUV..............      10.00       12.76       15.09       19.48       18.61      16.298
  End AUV....................      12.76       15.09       19.48       18.61       16.30      14.197
  Ending Number of AUs.......  3,639,458   7,968,543   8,508,732   8,649,412   8,525,921   7,608,915
----------------------------------------------------------------------------------------------------
Balanced Growth (Inception
  Date 4/15/97)
  Beginning AUV..............      10.00       12.44       14.05       16.68       16.11      14,985
  End AUV....................      12.44       14.05       16.68       16.11       14.99      13.731
  Ending Number of AUs.......  2,789,702   6,957,319   7,049,356   7,030,568   6,773,402   6,208,464
----------------------------------------------------------------------------------------------------
Conservative Growth
  (Inception Date 4/15/97)
  Beginning AUV..............      10.00       12.06       13.21       14.89       14.50      14.137
  End AUV....................      12.06       13.21       14.89       14.50       14.14      13.445
  Ending Number of AUs.......  1,536,220   5,313,501   5,332,213   5,350,653   5,064,829   4,841,527
----------------------------------------------------------------------------------------------------

         AUV-Accumulation Unit Value

         AU-Accumulation Units

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The market value adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the market value adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                         [(1+I/(1+J+0.005*)](N/12) - 1

                      The market value adjustment formula
                          may differ in certain states

where:

              I is the interest rate you are earning on the money invested in the fixed investment option;

              J is the Initial interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

              N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

* In Pennsylvania this number will be zero.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed investment option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 2 1/2 years (30 months) remain in the 10-year term you initially agreed to leave your money in the fixed investment option (N=30); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years. If a withdrawal charge applies, it is deducted before the market value adjustment. The market value adjustment is assessed on the amount withdrawn less any withdrawal charges.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the Initial interest rate in effect for new Purchase Payments in the 3-year fixed investment option (2 1/2 years rounded up to the next full year) is 6%.

The market value adjustment factor is

                               = [(1+I)/(1+J+0.005)](N/12) - 1
                               = [(1.05)/(1.06+.005)](30/12) - 1
                               = (0.985915)(2.5) - 1
                               = 0.965160 - 1
                               = -0.034840

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                        $4,000 X (-0.034840) = -$139.36

$139.36 represents the market value adjustment that will be deducted from the money remaining in the 10-year fixed investment option.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the Initial interest rate in effect for a new Purchase Payments in the 3-year fixed investment option (2 1/2 years rounded up to the next full year) is 4%.

The market value adjustment factor is:

                               = [(1+I/(1+J+0.005)](N/12)(N/12) - 1
                               = [(1.05)/(1.04+.005)](30/12) - 1
                               = (1.004785)(2.5) - 1
                               = 1.012005 - 1
                               = +0.012005

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (+0.012005) = +$48.02

$48.02 represents the market value adjustment that would be added to your withdrawal.

APPENDIX C - PREMIUM TAXES
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                               QUALIFIED    NON-QUALIFIED
                           STATE                               CONTRACT       CONTRACT
                           -----                               ---------    -------------
California.................................................      0.50%          2.35%
Maine......................................................         0%          2.00%
Nevada.....................................................         0%          3.50%
South Dakota...............................................         0%          1.25%*
West Virginia..............................................      1.00%          1.00%
Wyoming....................................................         0%          1.00%

* On the first $500,000 of premiums; 0.80% on the amount in excess of $500,000.

Please forward a copy (without charge) of the Seasons Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

       ------------------------------------------------------------------
         Name

       ------------------------------------------------------------------
         Address

       ------------------------------------------------------------------
         City/State/Zip

       ------------------------------------------------------------------

       Date: ____________  Signed:

Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299

                            (Seasons Select II LOGO)

                                   PROSPECTUS
                                 July 29, 2002

                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

The annuity contract has 24 investment choices - 7 fixed investment options (5 fixed investment options if the Seasons Rewards Program is elected) which offer interest rates guaranteed by Anchor National for different periods of time, 9 variable investment SELECT PORTFOLIOS, 4 variable investment FOCUSED PORTFOLIOS and 4 variable investment SEASONS STRATEGIES:

        SELECT PORTFOLIOS                        FOCUSED PORTFOLIOS                              SEASONS STRATEGIES
        LARGE CAP GROWTH                            FOCUS GROWTH                                       GROWTH
       LARGE CAP COMPOSITE                    FOCUS GROWTH AND INCOME                             MODERATE GROWTH
         LARGE CAP VALUE                            FOCUS VALUE                                   BALANCED GROWTH
         MID CAP GROWTH                            FOCUS TECHNET                                CONSERVATIVE GROWTH
          MID CAP VALUE
            SMALL CAP
      INTERNATIONAL EQUITY
    DIVERSIFIED FIXED INCOME
         CASH MANAGEMENT

              all of which invest in the underlying portfolios of
                              SEASONS SERIES TRUST
                              which is managed by:

        SELECT PORTFOLIOS                        FOCUSED PORTFOLIOS                              SEASONS STRATEGIES
   AIG GLOBAL INVESTMENT CORP.      AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.         PUTNAM INVESTMENT MANAGEMENT, INC.
 GOLDMAN SACHS ASSET MANAGEMENT              DRESDNER RCM GLOBAL FUNDS                     T. ROWE PRICE ASSOCIATES, INC.
  JANUS CAPITAL MANAGEMENT LLC.                FRED ALGER MANAGEMENT                       JANUS CAPITAL MANAGEMENT LLC.
       LORD, ABBETT & CO.                      HARRIS ASSOCIATES L.P.                 SUNAMERICA ASSET MANAGEMENT CORPORATION
   SUNAMERICA ASSET MANAGEMENT                  JENNISON ASSOCIATES                      WELLINGTON MANAGEMENT COMPANY, LLP
           CORPORATION                     MARSICO CAPITAL MANAGEMENT LLC
 T. ROWE PRICE ASSOCIATES, INC.       SUNAMERICA ASSET MANAGEMENT CORPORATION
 GOLDMAN SACHS ASSET MANAGEMENT/                 THIRD AVENUE FUNDS
 GOLDMAN SACHS ASSET MANAGEMENT           THORNBERG INVESTMENT MANAGEMENT
              INT'L                        VANWAGONER CAPITAL MANAGEMENT
 WELLINGTON MANAGEMENT COMPANY,
               LLP

You can put your money into any one or all of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or fixed investment options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Select(II) Variable Annuity. If elected, this variable annuity provides a payment enhancement program called "Seasons Rewards." Your withdrawal charge schedule will be longer and greater than other contracts offered without the Seasons Rewards program.

To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated July 29, 2002. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.

The table of contents of the SAI appears on page 48 of this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Anchor National Life Insurance Company is in the process of changing its name to AIG SunAmerica Life Assurance Company. We anticipate this process will take some time to implement in all jurisdictions where we do business. We expect the name change to be completed during 2003. To begin this process we officially changed the name in our state of domicile, Arizona. However, we continue to do business, today, under the name Anchor National and will refer to the Company by that name throughout this prospectus. You will be notified when the name is changed to AIG SunAmerica Life Assurance Company and we are no longer doing business as Anchor National. Please keep in mind, this is a name change only and will not affect the substance of your contract.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Anchor National's Annual Report on Form 10-K/A for the year ended December 31, 2001 and its quarterly report on Form 10-Q for the quarter ended March 31, 2002 are herein incorporated by reference.

All documents or reports filed by Anchor National under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
233 Broadway
New York, NY 10279

To obtain copies by mail, contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:

     Anchor National Life Insurance Company
     Annuity Service Center
     P.O. Box 54299
     Los Angeles, California 90054-0299
     Telephone Number: (800) 445-SUN2

SECURITIES AND EXCHANGE
COMMISSION POSITION ON
INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

TABLE OF CONTENTS

GLOSSARY....................................................    5
HIGHLIGHTS..................................................    6
FEE TABLES..................................................    7
   Owner Transaction Expenses...............................    7
   Annual Separate Account Expenses.........................    7
   The Optional Income Protector Fee........................    7
   The Optional Seasons Estate Advantage Fee................    7
   Optional Seasons Promise Fee.............................    7
   Investment Portfolio Expenses of Portfolios and Seasons
     Strategies.............................................    8
EXAMPLES....................................................   10
THE SEASONS SELECT(II) VARIABLE ANNUITY.....................   15
PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY............   16
   Allocation of Purchase Payments..........................   16
   Seasons Promise Feature..................................   16
   Seasons Rewards Program..................................   18
   Accumulation Units.......................................   20
   Free Look................................................   21
   Exchange Offers..........................................   21
INVESTMENT OPTIONS..........................................   21
   Variable Investment Options..............................   22
     The PORTFOLIOS.........................................   22
     The SEASONS STRATEGIES.................................   23
   Market Value Adjustment..................................   25
   Transfers During the Accumulation Phase..................   26
   Dollar Cost Averaging....................................   27
   Asset Allocation Rebalancing Program.....................   28
   Principal Advantage Program..............................   28
   Voting Rights............................................   29
   Substitution.............................................   29
ACCESS TO YOUR MONEY........................................   29
   Free Withdrawal Provision................................   29
   Systematic Withdrawal Program............................   31
   Minimum Contract Value...................................   31
   Qualified Contract Owners................................   31
DEATH BENEFIT...............................................   31
   Standard Death Benefit...................................   32
   Seasons Estate Advantage.................................   33
   Spousal Continuation.....................................   34
EXPENSES....................................................   35
   Insurance Charges........................................   35
   Withdrawal Charges.......................................   35
   Investment Charges.......................................   36
   Contract Maintenance Fee.................................   36
   Transfer Fee.............................................   36
   Optional Seasons Promise Fee.............................   37
   Seasons Estate Advantage Fee.............................   37
   Optional Income Protector Fee............................   37
   Premium Tax..............................................   37
   Income Taxes.............................................   37
   Reduction or Elimination of Charges and Expenses, and
     Additional Amounts Credited............................   37
INCOME OPTIONS..............................................   37
   Annuity Date.............................................   37
   Income Options...........................................   38
   Allocation of Annuity Payments...........................   39
   Transfers During the Income Phase........................   39
   Deferment of Payments....................................   39
   Income Protector.........................................   40
TAXES.......................................................   42
   Annuity Contracts in General.............................   42
   Tax Treatment of Distributions--Non-qualified
     Contracts..............................................   42
   Tax Treatment of Distributions--Qualified Contracts......   42
   Minimum Distributions....................................   43
   Tax Treatment of Death Benefits..........................   43
   Tax Treatment of Non-Qualified Contracts Owned by a Trust
     or Corporation.........................................   44
   Tax Treatment of Gifts, Pledges and/or Assignments of a
     Non-Qualified Annuity Contract.........................   44
   Diversification..........................................   44
PERFORMANCE.................................................   45
OTHER INFORMATION...........................................   46
   Anchor National..........................................   46
   The Separate Account.....................................   46
   The General Account......................................   46
   Distribution of the Contract.............................   46
   Administration...........................................   46
   Legal Proceedings........................................   47
   Custodian................................................   47
INDEPENDENT ACCOUNTANTS.....................................   47
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....   48
APPENDIX A--CONDENSED FINANCIAL INFORMATION.................  A-1
APPENDIX B--SEASONS REWARDS PROGRAM EXAMPLES................  B-1
APPENDIX C--MARKET VALUE ADJUSTMENT.........................  C-1
APPENDIX D--DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION...  D-1
APPENDIX E--HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE
 INCOME PROTECTOR PROGRAM...................................  E-1
APPENDIX F--PREMIUM TAXES...................................  F-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY(IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--Anchor National Life Insurance Company ("Anchor National"), We, Us, the issuer of this annuity contract.

INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PAYMENT ENHANCEMENT(S)--The amount(s) allocated to your contract by Us under the Seasons Rewards Program. Payment enhancements are calculated as a percentage of your Purchase Payments and are considered earnings.

PORTFOLIO(S)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each SELECT and FOCUSED PORTFOLIO has a distinct investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust. This investment option allocates assets to an underlying fund in which a portion of the assets is managed by three different advisors.

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

STRATEGY(IES)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each SEASONS STRATEGY has its own investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust. This investment option allocates assets to three out of six available portfolios, each of which is managed by a different investment advisor.

ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS OFFERED AT DIFFERENT FEES, CHARGES AND EXPENSES. WE ALSO OFFER PRODUCTS THAT DO NOT OFFER THE SEASONS REWARDS PROGRAM. CONTRACTS WITHOUT SEASONS REWARDS PROGRAM HAVE THE SAME MORTALITY AND EXPENSE RISK CHARGES AS THE SAME CONTRACT WITH THE PROGRAM. HOWEVER, CONTRACTS WITHOUT THE SEASONS REWARDS PROGRAM GENERALLY HAVE A SHORTER SURRENDER CHARGE SCHEDULE WHICH MAY HAVE LOWER PERCENTAGES IN CERTAIN YEARS. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

HIGHLIGHTS
--------------------------------------------------------------------------------

The Seasons Select(II) Variable Annuity is a contract between you and Anchor National Life Insurance Company ("Anchor National"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase payments may be invested in the Select Portfolios, Focused Portfolios and/or pre-allocated Strategies ("Variable Portfolios") and fixed account options. You may also elect to participate in the Seasons Rewards program of the contract that can provide you with Payment Enhancements to invest in your contract in exchange for a longer withdrawal charge schedule. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. If you elected to participate in Seasons Rewards, you receive any again and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period. Please see PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY in the prospectus.

EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.40% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The percentage of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, or nine complete years if you participate in the Seasons Rewards Program, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY and EXPENSES in the prospectus.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.

INQUIRIES: If you have questions about your contract call your financial representative or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.

  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

SEASONS SELECT(II) VARIABLE ANNUITY FEE TABLES
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE AS A PERCENTAGE OF PURCHASE PAYMENTS:

       YEARS:           1     2     3     4     5     6     7     8     9    10
Schedule A*..........    7%    6%    6%    5%    4%    3%    2%    0%    0%   0%
Schedule B**.........    9%    8%    7%    6%    6%    5%    4%    3%    2%   0%

 * This schedule applies to each Purchase Payment if you are NOT participating in the Seasons Rewards Program.

** This schedule applies to each Purchase Payment if you are participating in the Seasons Rewards Program.

TRANSFER FEE..........  No charge for first 15
                        transfers each contract
                        year; thereafter, fee is $25
                        ($10 in Pennsylvania and
                        Texas) per transfer.
CONTRACT MAINTENANCE
CHARGE................  $35 each year ($30 in North
                        Dakota) (waived for
                        contracts over $50,000)

ANNUAL SEPARATE ACCOUNT EXPENSES
(as a percentage of your daily net asset value)

Mortality Risk Charge..........................  0.90%
Expense Risk Charge............................  0.35%
Distribution Expense Charge....................  0.15%
                                                 ----
         Total Separate Account Expenses.......  1.40%

OPTIONAL INCOME PROTECTOR FEE
(The Income Protector Program which is described more fully in the prospectus is optional and if elected, the fee is deducted annually from your contract value.)

Fee as a percentage of your
 Income Benefit Base*..........  0.10%

* The Income Benefit Base is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals since the prior contract anniversary and fees and charges applicable to those withdrawals.

OPTIONAL SEASONS ESTATE ADVANTAGE FEE
(Seasons Estate Advantage, which offers a choice of two enhanced death benefits and an Earnings Advantage benefit, is optional and if elected, the fee is an annualized charge that is deducted daily from your contract value.)

Fee as a percentage of
 your daily net asset value....  0.25%

OPTIONAL SEASONS PROMISE FEE
(This feature is more fully described in the prospectus and if elected, the fee is deducted at the end of the first contract quarter and quarterly thereafter from your contract value.)

    CONTRACT YEAR      ANNUALIZED CHARGE*
0-7..................        1.00%
8-10.................        0.80%
11+..................        None

* As a percentage of your contract value minus purchase payments received after the 90th day since the purchase of your contract.

              INVESTMENT PORTFOLIO EXPENSES OF VARIABLE PORTFOLIOS
                              SEASONS SERIES TRUST
(as a percentage of daily net asset value after any applicable reimbursement or waiver of expenses, as of the fiscal year end of the Trust ending March 31,
                                     2002)

                               MANAGEMENT      SERVICE (12b-1)       OTHER        TOTAL ANNUAL
                                  FEE               FEES            EXPENSES        EXPENSES
-----------------------------------------------------------------------------------------------
SELECT PORTFOLIOS
-----------------------------
    Large Cap Growth(1,3)         0.80%             0.15%             0.30%           1.25%
    Large Cap Composite(1,3)      0.80%             0.15%             0.30%           1.25%
    Large Cap Value(1,3)          0.80%             0.15%             0.30%           1.25%
    Mid Cap Growth(1,3)           0.85%             0.15%             0.30%           1.30%
    Mid Cap Value(1,3)            0.85%             0.15%             0.30%           1.30%
    Small Cap(1,3)                0.85%             0.15%             0.30%           1.30%
    International Equity(1,3)     1.00%             0.15%             0.30%           1.45%
    Diversified Fixed
      Income(1,3)                 0.70%             0.15%             0.30%           1.15%
    Cash Management(4)            0.55%             0.15%             0.30%           1.00%
-----------------------------------------------------------------------------------------------
FOCUSED PORTFOLIOS
-----------------------------
    Focus Growth(1,3)             1.00%             0.15%             0.30%           1.45%
    Focus Growth and
      Income(1,2,3)               1.00%             0.15%             0.31%           1.46%
    Focus Value(1,2,3,5)          1.00%             0.15%             0.31%           1.46%
    Focus TechNet(1,2,3)          1.20%             0.15%             0.31%           1.66%
-----------------------------------------------------------------------------------------------

(1) For this portfolio, the adviser, SunAmerica Asset Management Corp. has voluntarily agreed to waive fees or expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied on these waivers and/or reimbursements during this fiscal year as follows:
    Absent fee waivers or reimbursement expenses by the adviser or custody credits, you would have incurred the following expenses during the last fiscal year: Large Cap Growth (1.29%), Large Cap Composite (1.68%), Large Cap Value (1.31%), Mid Cap Growth (1.42%), Mid Cap Value (1.42%), Small Cap (1.56%), International Equity (2.20%), Diversified Fixed Income (1.25%), Focus Growth (1.66%), Focus Growth & Income (2.47%), Focus Value (2.54%) (annualized) and Focus TechNet (2.97%).

(2) Gross of custody credits of 0.01%

(3) The ratio reflects an expense cap as follows: Large Cap Growth 1.25%, Large Cap Composite 1.25%, Large Cap Value 1.25%, Mid Cap Growth 1.30%, Mid Cap Value 1.30%, Small Cap 1.30%, International Equity 1.45%, Diversified Fixed Income 1.15%, Focus Growth 1.45%, Focus Growth & Income 1.45%, Focus Value 1.45%, and Focus TechNet 1.65%.

(4) For Cash Management, the adviser recouped prior year expense reimbursements, resulting in expense ratios before recoupment of 0.97%.

(5) Annualized

                         INVESTMENT PORTFOLIO EXPENSES
                              BY SEASONS STRATEGY
  (based on the total annual expenses of the underlying investment portfolios reflected below after any applicable reimbursement or waiver of expenses, as of the fiscal year end of the Trust ending March 31, 2002)

                                           MANAGEMENT   SERVICE (12b-1)    OTHER     TOTAL ANNUAL
                                              FEE            FEES         EXPENSES     EXPENSES
--------------------------------------------------------------------------------------------------
SEASONS STRATEGY
-----------------------------------------
Growth                                        0.87%          0.15%          0.13%        1.15%
Moderate Growth                               0.85%          0.15%          0.12%        1.12%
Balanced Growth                               0.83%          0.15%          0.15%        1.13%
Conservative Growth(1)                        0.80%          0.15%          0.22%        1.17%
--------------------------------------------------------------------------------------------------

(1)For Conservative Growth, the adviser recouped prior year expense reimbursements, resulting in an expense ratio before recoupment of 1.13%.

IMPORTANT INFORMATION ABOUT PORTFOLIO EXPENSES IF INVESTED IN SEASONS
STRATEGIES:
The Investment Portfolio Expenses table set forth below identifies the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust. Each contractholder invested in a SEASONS STRATEGY will incur only a portion of the investment expense of those portfolios in which the SEASONS STRATEGY invests. The table above entitled "Investment Portfolio Expenses by SEASONS STRATEGY" shows an approximation of the total investment expenses a contractholder may incur if invested in each respective SEASONS STRATEGY, after the automatic quarterly rebalancing of such SEASONS STRATEGY as described on page 18. The actual investment expenses incurred by contractholders within a SEASONS STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which such SEASONS STRATEGY is invested.

                         INVESTMENT PORTFOLIO EXPENSES
                   FOR SEASONS STRATEGY UNDERLYING PORTFOLIOS
(as a percentage of daily net asset value of each investment portfolio as of the fiscal year end of the Trust ending March 31, 2002)

                                           MANAGEMENT   SERVICE (12b-1)    OTHER     TOTAL ANNUAL
                                              FEE            FEES         EXPENSES     EXPENSES
--------------------------------------------------------------------------------------------------
SEASONS STRATEGY UNDERLYING
PORTFOLIOS
    Stock                                     0.85%          0.15%          0.10%        1.10%
    Asset Allocation: Diversified Growth      0.85%          0.15%          0.11%        1.11%
    Multi-Managed Growth                      0.89%          0.15%          0.16%        1.20%
    Multi-Managed Moderate Growth             0.85%          0.15%          0.14%        1.14%
    Multi-Managed Income/Equity               0.81%          0.15%          0.18%        1.14%
    Multi-Managed Income(1)                   0.77%          0.15%          0.28%        1.20%
--------------------------------------------------------------------------------------------------

(1) For Multi-Managed Income, the adviser recouped prior year expense reimbursements, resulting in expense ratios before recoupment of 1.15%.

 THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST.
      WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

                  EXAMPLES - IF YOU DO NOT PARTICIPATE IN THE
                            SEASONS REWARDS PROGRAM

You will pay the following expenses on a $1,000 investment in each Select Portfolio, Focused Portfolio or Seasons Strategy, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment, (assuming the waiver, reimbursement or recoupment will continue for the period shown) if applicable and:

        (a) you surrender the contract at the end of the stated time period and no optional features are elected.

        (b) you elect the optional Seasons Estate Advantage and the Seasons Promise features with the following charges (0.25% and 1.00%, respectively), and you surrender the contract at the end of the stated period.(1)

        (c) you do not surrender the contract and no optional features are elected.*

        (d) you elect the optional Seasons Estate Advantage and the Seasons Promise features with the following charges (0.25.% and 1.00%, respectively), and you do not surrender the contract.(1)

                                                    TIME PERIODS
---------------------------------------------------------------------------------
         SELECT PORTFOLIO            1 YEAR      3 YEARS     5 YEARS    10 YEARS
---------------------------------------------------------------------------------
 Large Cap Growth                   (a)  $ 98   (a)  $145   (a)  $185   (a)  $307
                                    (b)  $111   (b)  $184   (b)  $249   (b)  $428
                                    (c)  $ 28   (c)  $ 85   (c)  $145   (c)  $307
                                    (d)  $ 41   (d)  $124   (d)  $209   (d)  $428
 Large Cap Composite                (a)  $ 98   (a)  $145   (a)  $185   (a)  $307
                                    (b)  $111   (b)  $184   (b)  $249   (b)  $428
                                    (c)  $ 28   (c)  $ 85   (c)  $145   (c)  $307
                                    (d)  $ 41   (d)  $124   (d)  $209   (d)  $428
 Large Cap Value                    (a)  $ 98   (a)  $145   (a)  $185   (a)  $307
                                    (b)  $111   (b)  $184   (b)  $249   (b)  $428
                                    (c)  $ 28   (c)  $ 85   (c)  $145   (c)  $307
                                    (d)  $ 41   (d)  $124   (d)  $209   (d)  $428
 Mid Cap Growth                     (a)  $ 98   (a)  $146   (a)  $187   (a)  $312
                                    (b)  $112   (b)  $186   (b)  $251   (b)  $432
                                    (c)  $ 28   (c)  $ 86   (c)  $147   (c)  $312
                                    (d)  $ 42   (d)  $126   (d)  $211   (d)  $432
 Mid Cap Value                      (a)  $ 98   (a)  $146   (a)  $187   (a)  $312
                                    (b)  $112   (b)  $186   (b)  $251   (b)  $432
                                    (c)  $ 28   (c)  $ 86   (c)  $147   (c)  $312
                                    (d)  $ 42   (d)  $126   (d)  $211   (d)  $432
 Small Cap                          (a)  $ 98   (a)  $146   (a)  $187   (a)  $312
                                    (b)  $112   (b)  $186   (b)  $251   (b)  $432
                                    (c)  $ 28   (c)  $ 86   (c)  $147   (c)  $312
                                    (d)  $ 42   (d)  $126   (d)  $211   (d)  $432
 International Equity               (a)  $100   (a)  $151   (a)  $195   (a)  $326
                                    (b)  $113   (b)  $190   (b)  $258   (b)  $444
                                    (c)  $ 30   (c)  $ 91   (c)  $155   (c)  $326
                                    (d)  $ 43   (d)  $130   (d)  $218   (d)  $444
 Diversified Fixed Income           (a)  $ 97   (a)  $142   (a)  $180   (a)  $297
                                    (b)  $110   (b)  $181   (b)  $244   (b)  $420
                                    (c)  $ 27   (c)  $ 82   (c)  $140   (c)  $297
                                    (d)  $ 40   (d)  $121   (d)  $204   (d)  $420
 Cash Management                    (a)  $ 95   (a)  $137   (a)  $172   (a)  $282
                                    (b)  $109   (b)  $177   (b)  $238   (b)  $407
                                    (c)  $ 25   (c)  $ 77   (c)  $132   (c)  $282
                                    (d)  $ 39   (d)  $117   (d)  $198   (d)  $407
---------------------------------------------------------------------------------

(1) If you do not elect the optional Seasons Promise feature, you could elect the optional Income Protector feature for a fee of 0.10%. If you elected the optional Income Protector fee your expenses would be lower.

*We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the Income Protector feature assuming a full surrender of your contract.

---------------------------------------------------------------------------------
        FOCUSED PORTFOLIOS           1 YEAR      3 YEARS     5 YEARS    10 YEARS
---------------------------------------------------------------------------------
 Focus Growth                       (a)  $100   (a)  $151   (a)  $195   (a)  $326
                                    (b)  $113   (b)  $190   (b)  $258   (b)  $444
                                    (c)  $ 30   (c)  $ 91   (c)  $155   (c)  $326
                                    (d)  $ 43   (d)  $130   (d)  $218   (d)  $444
 Focus Growth and Income            (a)  $100   (a)  $151   (a)  $195   (a)  $327
                                    (b)  $113   (b)  $190   (b)  $259   (b)  $445
                                    (c)  $ 30   (c)  $ 91   (c)  $155   (c)  $327
                                    (d)  $ 43   (d)  $130   (d)  $219   (d)  $445
 Focus Value                        (a)  $100   (a)  $151   (a)  $195   (a)  $327
                                    (b)  $113   (b)  $190   (b)  $259   (b)  $445
                                    (c)  $ 30   (c)  $ 91   (c)  $155   (c)  $327
                                    (d)  $ 43   (d)  $130   (d)  $219   (d)  $445
 Focus TechNet                      (a)  $102   (a)  $157   (a)  $205   (a)  $345
                                    (b)  $115   (b)  $196   (b)  $268   (b)  $461
                                    (c)  $ 32   (c)  $ 97   (c)  $165   (c)  $345
                                    (d)  $ 45   (d)  $136   (d)  $228   (d)  $461
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
         SEASONS STRATEGY            1 YEAR      3 YEARS     5 YEARS    10 YEARS
---------------------------------------------------------------------------------
 Growth                             (a)  $ 97   (a)  $142   (a)  $180   (a)  $297
                                    (b)  $110   (b)  $181   (b)  $244   (b)  $420
                                    (c)  $ 27   (c)  $ 82   (c)  $140   (c)  $297
                                    (d)  $ 40   (d)  $121   (d)  $204   (d)  $420
 Moderate Growth                    (a)  $ 96   (a)  $141   (a)  $178   (a)  $294
                                    (b)  $110   (b)  $181   (b)  $243   (b)  $417
                                    (c)  $ 26   (c)  $ 81   (c)  $138   (c)  $294
                                    (d)  $ 40   (d)  $121   (d)  $203   (d)  $417
 Balanced Growth                    (a)  $ 96   (a)  $141   (a)  $179   (a)  $295
                                    (b)  $110   (b)  $181   (b)  $244   (b)  $418
                                    (c)  $ 26   (c)  $ 81   (c)  $139   (c)  $295
                                    (d)  $ 40   (d)  $121   (d)  $204   (d)  $418
 Conservative Growth                (a)  $ 97   (a)  $143   (a)  $181   (a)  $299
                                    (b)  $110   (b)  $182   (b)  $245   (b)  $421
                                    (c)  $ 27   (c)  $ 83   (c)  $141   (c)  $299
                                    (d)  $ 40   (d)  $122   (d)  $205   (d)  $421
---------------------------------------------------------------------------------

                      EXAMPLES - IF YOU PARTICIPATE IN THE
                            SEASONS REWARDS PROGRAM

You will pay the following expenses on a $1,000 investment in each Select Portfolio, Focused Portfolio or Seasons Strategy, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment, (assuming the waiver, reimbursement or recoupment will continue for the period shown) if applicable and:

       (e) you surrender the contract at the end of the stated time period and no optional features are elected.

       (f) you elect the optional Seasons Estate Advantage and the Seasons Promise features with the following charges (0.25% and 1.00%, respectively), and you surrender the contract at the end of the stated period.(1)

       (g) you do not surrender the contract and no optional features are elected.*

       (h) you elect the optional Seasons Estate Advantage and the Seasons Promise features with the following charges (0.25.% and 1.00%, respectively), and you do not surrender the contract.(1)

                                                    TIME PERIODS
----------------------------------------------------------------------------------------------
         SELECT PORTFOLIO            1 YEAR      3 YEARS     5 YEARS    10 YEARS
----------------------------------------------------------------------------------------------
 Large Cap Growth                   (a)  $118   (a)  $157   (a)  $198   (a)  $313
                                    (b)  $132   (b)  $197   (b)  $263   (b)  $436
                                    (c)  $ 28   (c)  $ 87   (c)  $148   (c)  $313
                                    (d)  $ 42   (d)  $127   (d)  $213   (d)  $436
 Large Cap Composite                (a)  $118   (a)  $157   (a)  $198   (a)  $313
                                    (b)  $132   (b)  $197   (b)  $263   (b)  $436
                                    (c)  $ 28   (c)  $ 87   (c)  $148   (c)  $313
                                    (d)  $ 42   (d)  $127   (d)  $213   (d)  $436
 Large Cap Value                    (a)  $118   (a)  $157   (a)  $198   (a)  $313
                                    (b)  $132   (b)  $197   (b)  $263   (b)  $436
                                    (c)  $ 28   (c)  $ 87   (c)  $148   (c)  $313
                                    (d)  $ 42   (d)  $127   (d)  $213   (d)  $436
 Mid Cap Growth                     (a)  $119   (a)  $158   (a)  $200   (a)  $318
                                    (b)  $132   (b)  $198   (b)  $266   (b)  $441
                                    (c)  $ 29   (c)  $ 88   (c)  $150   (c)  $318
                                    (d)  $ 42   (d)  $128   (d)  $216   (d)  $441
 Mid Cap Value                      (a)  $119   (a)  $158   (a)  $200   (a)  $318
                                    (b)  $132   (b)  $198   (b)  $266   (b)  $441
                                    (c)  $ 29   (c)  $ 88   (c)  $150   (c)  $318
                                    (d)  $ 42   (d)  $128   (d)  $216   (d)  $441
 Small Cap                          (a)  $119   (a)  $158   (a)  $200   (a)  $318
                                    (b)  $132   (b)  $198   (b)  $266   (b)  $441
                                    (c)  $ 29   (c)  $ 88   (c)  $150   (c)  $318
                                    (d)  $ 42   (d)  $128   (d)  $216   (d)  $441
 International Equity               (a)  $120   (a)  $163   (a)  $208   (a)  $332
                                    (b)  $134   (b)  $203   (b)  $273   (b)  $453
                                    (c)  $ 30   (c)  $ 93   (c)  $158   (c)  $332
                                    (d)  $ 44   (d)  $133   (d)  $223   (d)  $453
 Diversified Fixed Income           (a)  $117   (a)  $154   (a)  $193   (a)  $303
                                    (b)  $131   (b)  $194   (b)  $259   (b)  $428
                                    (c)  $ 27   (c)  $ 84   (c)  $143   (c)  $303
                                    (d)  $ 41   (d)  $124   (d)  $209   (d)  $428
 Cash Management                    (a)  $116   (a)  $149   (a)  $185   (a)  $288
                                    (b)  $129   (b)  $189   (b)  $251   (b)  $415
                                    (c)  $ 26   (c)  $ 79   (c)  $135   (c)  $288
                                    (d)  $ 39   (d)  $119   (d)  $201   (d)  $415
----------------------------------------------------------------------------------------------

(1) If you do not elect the optional Seasons Promise feature, you could elect the optional Income Protector feature for a fee of 0.10%. If you elected the optional Income Protector fee your expenses would be lower.

(*) We do not currently charge a surrender charge upon annuitization unless the contract is annuitized using the Income Protector feature. We assess the applicable surrender charge upon annuitization under the Income Protector feature assuming a full surrender of your contract.

----------------------------------------------------------------------------------------
        FOCUSED PORTFOLIOS           1 YEAR      3 YEARS     5 YEARS    10 YEARS
----------------------------------------------------------------------------------------
 Focus Growth                       (a)  $120   (a)  $163   (a)  $208   (a)  $332
                                    (b)  $134   (b)  $203   (b)  $273   (b)  $453
                                    (c)  $ 30   (c)  $ 93   (c)  $158   (c)  $332
                                    (d)  $ 44   (d)  $133   (d)  $223   (d)  $453
 Focus Growth and Income            (a)  $120   (a)  $163   (a)  $208   (a)  $333
                                    (b)  $134   (b)  $203   (b)  $273   (b)  $454
                                    (c)  $ 30   (c)  $ 93   (c)  $158   (c)  $333
                                    (d)  $ 44   (d)  $133   (d)  $223   (d)  $454
 Focus Value                        (a)  $120   (a)  $163   (a)  $208   (a)  $333
                                    (b)  $134   (b)  $203   (b)  $273   (b)  $454
                                    (c)  $ 30   (c)  $ 93   (c)  $158   (c)  $333
                                    (d)  $ 44   (d)  $133   (d)  $223   (d)  $454
 Focus TechNet                      (a)  $122   (a)  $169   (a)  $218   (a)  $352
                                    (b)  $136   (b)  $209   (b)  $282   (b)  $470
                                    (c)  $ 32   (c)  $ 99   (c)  $168   (c)  $352
                                    (d)  $ 46   (d)  $139   (d)  $232   (d)  $470
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
         SEASONS STRATEGY            1 YEAR      3 YEARS     5 YEARS    10 YEARS
----------------------------------------------------------------------------------------
 Growth                             (a)  $117   (a)  $154   (a)  $193   (a)  $303
                                    (b)  $131   (b)  $194   (b)  $259   (b)  $428
                                    (c)  $ 27   (c)  $ 84   (c)  $143   (c)  $303
                                    (d)  $ 41   (d)  $124   (d)  $209   (d)  $428
 Moderate Growth                    (a)  $117   (a)  $153   (a)  $191   (a)  $300
                                    (b)  $131   (b)  $193   (b)  $257   (b)  $425
                                    (c)  $ 27   (c)  $ 83   (c)  $141   (c)  $300
                                    (d)  $ 41   (d)  $123   (d)  $207   (d)  $425
 Balanced Growth                    (a)  $117   (a)  $153   (a)  $192   (a)  $301
                                    (b)  $131   (b)  $193   (b)  $258   (b)  $426
                                    (c)  $ 27   (c)  $ 83   (c)  $142   (c)  $301
                                    (d)  $ 41   (d)  $123   (d)  $208   (d)  $426
 Conservative Growth                (a)  $117   (a)  $154   (a)  $194   (a)  $305
                                    (b)  $131   (b)  $194   (b)  $260   (b)  $430
                                    (c)  $ 27   (c)  $ 84   (c)  $144   (c)  $305
                                    (d)  $ 41   (d)  $124   (d)  $210   (d)  $430
----------------------------------------------------------------------------------------

                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses including optional benefit fees in some examples and investment portfolio expenses by SELECT PORTFOLIO, FOCUSED PORTFOLIO and SEASONS STRATEGY. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectus located behind this prospectus.

2. The Examples assume an insurance charge of 1.40% and that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.

3. For certain underlying investment portfolios in which the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES invest, the adviser, SunAmerica Asset Management Corp. has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep annual operating expenses at or below the following percentages of each Portfolio's average net assets: Large Cap Growth 1.25%, Large Cap Composite 1.25%, Large Cap Value 1.25%, Mid Cap Growth 1.30%, Mid Cap Value 1.30%, Small Cap 1.30%, International Equity 1.45%, Diversified Fixed Income 1.15%, Focus Growth 1.45%, Focus Value 1.45%, Focus TechNet 1.65%, and Focus Growth and Income 1.45%. These expense caps are also net of custody credits of 0.01% for Focus Value, Focus TechNet and Focus Growth and Income.

4. Examples reflecting participation in the Seasons Rewards program reflect surrender charge Schedule B. The total expenses at the end of each period do not take into account any Upfront Deferred Payment Enhancement which may be added to your contract if you elect the Seasons Rewards Program. If you elect the Seasons Rewards Program, your expenses may differ from the information shown here.

5. Examples reflecting application of optional features and benefits use the highest fees and charges being offered for these features. If you elected the Income Protector program instead of Seasons Promise program, your expenses would be lower than those shown in these tables. The fee for the Seasons Promise and Income Protector features are not calculated as a percentage of your daily net asset value but on other calculation more fully described in the prospectus.

6. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The historical accumulation unit values for the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES are contained in Appendix A--Condensed Financial Information.

THE SEASONS SELECT(II) VARIABLE ANNUITY
--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawn. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial advisor.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in variable investment portfolios which we call SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES. The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES, are similar to mutual funds, in that they have specific investment objectives and their performance varies. You can gain or lose money if you invest in these SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES. The amount of money you accumulate in your contract depends on the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in your Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.

For more information on SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and fixed account options available under this contract, SEE INVESTMENT OPTIONS PAGE 21.

Anchor National issues the Seasons Select(II) Variable Annuity. When you purchase a Seasons Select(II) Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation. Seasons Select(II) may not currently be available in all states. Please check with your financial advisor regarding availability in your state.

This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the federal tax code you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 7 years, or 9 years if you elect to participate in the Seasons Rewards Program. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial adviser prior to purchase.

PURCHASING A SEASONS SELECT(II) VARIABLE ANNUITY
--------------------------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes.

                                              MINIMUM          MINIMUM SUBSEQUENT
                       MINIMUM INITIAL       SUBSEQUENT        PURCHASE PAYMENT--
                       PURCHASE PAYMENT   PURCHASE PAYMENT   AUTOMATIC PAYMENT PLAN
                       ----------------   ----------------   ----------------------
Qualified                   $2,000              $500                  $50
Non-qualified               $5,000              $500                  $50

Prior Company approval is required to accept Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Purchase Payment including one which would cause the total Purchase Payments in all contracts issued by the Company to the same owner to exceed $1,500,000 at the time of the Purchase Payment. Also, the optional Automatic Payment Plan allows you to make subsequent payments as small as $50.

In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the federal tax code is being made. In addition, we may not issue a contract to anyone age 81 or older. Seasons Estate Advantage is not available to you if you are age 81 or older at the time of contract issue.

We allow spouses to jointly own this contract. However the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the Company.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed accounts, SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. SEE INVESTMENT OPTIONS PAGE 21.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you; or

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

SEASONS PROMISE FEATURE

The Seasons Promise is an optional feature of your variable annuity currently available only on contracts issued on or after July 29, 2002. If you elect this feature, for which you will be charged an annualized fee, at the end of applicable waiting period your contract will be worth at least the amount of your initial Purchase Payment (less adjustments for withdrawals). The Seasons Promise may offer protection in the event that your contract value declines due to unfavorable investment performance in your contract. The Seasons Promise feature has rules and restrictions, which are discussed more fully, below.

  ELECTION OF THE FEATURE

You may only elect this feature at the time your contract is issued, so long as the applicable waiting period prior to receiving the benefit ends before your latest Annuity Date. You can elect this feature on your contract application. The effective date for this feature will be your contract issue date. Seasons Promise is not available if you elect the Income Protector program. SEE INCOME PROTECTOR ON PAGE 40.

The Seasons Promise feature may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. Please check with your financial advisor for availability.

  APPLICABLE WAITING PERIOD AND BENEFIT DATE

If you elect the Seasons Promise, at the end of the applicable waiting period we will evaluate your contract to determine if a Seasons Promise benefit is payable to you. The applicable waiting period is ten full contract years from your contract issue date. The last day in the waiting period is your benefit date, the date on which we will calculate any Seasons Promise benefit payable to you.

  TERMINATION

Generally, this feature and its corresponding charge cannot be terminated prior to the end of the waiting period. The feature terminates automatically following the end of the waiting period. In addition, the Seasons Promise will no longer be available and no benefit will be paid if a death benefit is paid or if the contract is fully surrendered or annuitized before the end of the waiting period.

  CALCULATION OF THE BENEFIT

The Seasons Promise is a one-time adjustment to your contract value in the event that your contract value at the end of the waiting period is less than the guaranteed amount. The amount of the benefit payable to you, if any, at the end of the waiting period will be based upon the amount of your initial Purchase Payment and may also include certain portions of subsequent Purchase Payments contributed to your contract over specified periods of time, as follows:

                                   PERCENTAGE OF PURCHASE PAYMENTS INCLUDED IN THE
TIME ELAPSED SINCE EFFECTIVE DATE        SEASONS PROMISE BENEFIT CALCULATION
---------------------------------  -----------------------------------------------
1-90 days (purchase payment(s))                         100%
91+ days                                                 0%

THE SEASONS PROMISE FEATURE MAY NOT GUARANTEE A RETURN OF ALL OF YOUR PURCHASE PAYMENTS. IF YOU PLAN TO ADD SUBSEQUENT PURCHASE PAYMENTS OVER THE LIFE OF YOUR CONTRACT, YOU SHOULD KNOW THAT THE SEASONS PROMISE WOULD NOT PROTECT THE MAJORITY OF THOSE PAYMENTS.

The Seasons Promise benefit calculation is equal to your Seasons Promise Base, as defined below, minus your Contract Value on the benefit date. If the resulting amount is positive, you will receive a benefit under the feature. If the resulting amount is negative, you will not receive a benefit. Your Seasons Promise Base is equal to (a) minus (b) where:

          (a) is/are the Purchase Payments received on or after the effective date multiplied by the applicable percentages in the table above, and;

          (b) is an adjustment for all withdrawals and applicable fees and charges made subsequent to the effective date, in an amount proportionate to the amount by which the withdrawal decreased the contract value on the date of the withdrawal.

Payment Enhancements under the Seasons Rewards feature are not considered Purchase Payments and are not used in the calculation of the Seasons Promise Base.

We will allocate any benefit amount contributed to the contract value on the benefit date to the Cash Management portfolio. Any Seasons Promise benefit paid is not considered a Purchase Payment for purposes of calculating other benefits. Benefits based on earnings, such as Seasons Estate Advantage, will continue to define earnings as the difference between contract value and Purchase Payments adjusted for withdrawals. For information about how the benefit is treated for income tax purposes you should consult your qualified tax advisor for information concerning your particular circumstances.

SINCE THE SEASONS PROMISE FEATURE MAY NOT GUARANTEE A RETURN OF ALL PURCHASE PAYMENTS AT THE END OF THE WAITING PERIOD, IT IS IMPORTANT TO REALIZE THAT SUBSEQUENT PURCHASE PAYMENTS MADE INTO THE CONTRACT MAY DECREASE THE VALUE OF THE SEASONS PROMISE BENEFIT. For example, if near the end of the waiting period your Seasons Promise Base is greater than your contract value, and you then make a subsequent Purchase Payment that causes your Contract Value to be larger than your Seasons Promise Base on your benefit date, you will not receive any benefit even though you have paid for the Seasons Promise feature throughout the waiting period. You should discuss subsequent Purchase Payments with your financial advisor as such activity may reduce the value of this Seasons Promise benefit.

  THE SEASONS PROMISE CHARGE

Seasons Promise is an optional feature. If elected, you will incur an additional charge for this feature. The annualized charge will be deducted on a quarterly basis throughout the waiting period, beginning at the end of the first contract quarter following the effective date of the feature and up to and including on the benefit date. The full quarterly charge will be deducted at the time of a full surrender or annuitization prior to the end of the waiting period, even though no Seasons Promise benefit is payable. Once the feature is terminated, as discussed above, the charge will no longer be deducted. The annual charge is:

               CONTRACT YEAR                                ANNUALIZED CHARGE*
               -------------                                ------------------
                    0-7                                           1.00%
                    8-10                                          0.80%
                    11+                                            None

* As a percentage of your contract value minus purchase payments received after the 90th day since the purchase of your contract.

The amount of this charge is subject to change at anytime for prospectively issued contracts.

  EFFECT OF SPOUSAL CONTINUATION ON THE SEASONS PROMISE FEATURE

If your qualified spouse chooses to continue this contract upon your death, this benefit cannot be terminated. The effective date, the waiting period and the corresponding benefit payment date will not change as a result of a spousal continuation. SEE SPOUSAL CONTINUATION PAGE 34.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SEASONS PROMISE FEATURE (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SEASONS REWARDS PROGRAM

If you elect to participate in the Seasons Rewards Program at contract issue, we contribute an Upfront Payment Enhancement and, if applicable, a Deferred Payment Enhancement to your contract in conjunction with each Purchase Payment you invest during the life of your contract. If you elect to participate in this program, all Purchase Payments are subject to a nine year withdrawal charge schedule. SEE WITHDRAWAL CHARGES ON PAGE 35. If you make an early withdrawal of Purchase Payments, we may effectively recoup a portion of any bonuses applicable to any payment withdrawn. SEE EXPENSES, PAGE 35. The Seasons Rewards Program may not be approved for sale in your state or through the broker-dealer with which your financial advisor is affiliated. Amounts we contribute to your contract under this program are considered earnings and are allocated to your contract as described below.

Purchase Payments may not be invested in the 6-month or the 1-year Dollar Cost Averaging fixed accounts if you participate in the Seasons Rewards Program. However, you may use the 1-year fixed account option as a Dollar Cost Averaging source account.

There may be scenarios in which due to negative market conditions and your inability to remain invested over the long-term, a contract with the Seasons Rewards Program may not perform as well as the contract without the feature.

  ENHANCEMENT LEVELS

The Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date may be determined based on stated Enhancement Levels. Each Enhancement Level is a range of dollar amounts which may correspond to different enhancement rates and dates. Enhancement Levels may change from time to time, at our sole discretion. The Enhancement Level applicable to your initial Purchase Payment is determined by the amount of that initial Purchase Payment. With respect to any subsequent Purchase Payments we determine your Enhancement Level by adding to your contract value on the date we receive each subsequent Purchase Payment the amount of that subsequent Purchase Payment.

  UPFRONT PAYMENT ENHANCEMENT

An Upfront Payment Enhancement is an amount we add to your contract on the day we receive a Purchase Payment. We calculate an Upfront Payment Enhancement amount as a percentage (the "Upfront Payment Enhancement Rate") of each Purchase Payment. We periodically review and establish the Upfront Payment Enhancement Rate, which may increase or decrease at any time, but will never be less than 2%. The applicable Upfront Payment Enhancement Rate is that which is in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. The Upfront Payment Enhancement amounts are allocated among the fixed and variable investment options according to the current allocation instructions in effect when we receive each Purchase Payment.

  DEFERRED PAYMENT ENHANCEMENT

A Deferred Payment Enhancement is an amount we may add to your contract on a future date (the "Deferred Payment Enhancement Date"). We calculate the Deferred Payment Enhancement amount, if any, as a percentage of each Purchase Payment (the "Deferred Payment Enhancement Rate"). We periodically review and establish the Deferred Payment Enhancement Rates and Deferred Payment Enhancement Dates. The Deferred Payment Enhancement Rate being offered may increase, decrease or be eliminated by us, at any time. The Deferred Payment Enhancement Date, if applicable, may change at any time. The applicable Deferred Payment Enhancement Date and Deferred Payment Enhancement Rate are those which may be in effect for any applicable Enhancement Level, when we receive each Purchase Payment under your contract. Any applicable Deferred Payment Enhancement, when credited, is allocated to the Cash Management portfolio.

If you withdraw any portion of a Purchase Payment, to which a Deferred Payment Enhancement applies, prior to the Deferred Payment Enhancement Date, we reduce the amount of the corresponding Deferred Payment Enhancement in the same proportion that your withdrawal (and any fees and charges associated with such withdrawals) reduces that Purchase Payment. For purposes of the Deferred Payment Enhancement, withdrawals are assumed to be taken from earnings first, then from Purchase Payments, on a first-in-first-out basis.

APPENDIX B shows how we calculate any applicable Deferred Payment Enhancement amount.

  CURRENT ENHANCEMENT LEVELS

The Enhancement Levels, Upfront Payment Enhancement Rate and Deferred Payment Enhancement Date applicable to all purchase payments currently are as follows:

-------------------------------------------------------------------------------------------------------
                               UPFRONT PAYMENT          DEFERRED PAYMENT          DEFERRED PAYMENT
    ENHANCEMENT LEVEL         ENHANCEMENT RATE          ENHANCEMENT RATE          ENHANCEMENT DATE
-------------------------------------------------------------------------------------------------------
 Under $500,000                      5%                        0%                        N/A
-------------------------------------------------------------------------------------------------------
 $500,000 - more                     6%                        0%                        N/A
-------------------------------------------------------------------------------------------------------

The applicable Payment Enhancement rate is that which is in effect, when we receive each purchase payment under your contract. Future Upfront Enhancement Rates may change at any time, but will never be less than 2%. We are currently not offering a Deferred Payment Enhancement Rate. Future Deferred Payment Enhancement Rates may increase or stay the same; there is no minimum Deferred Payment Enhancement Rate. The number of years before which you may receive any applicable future Deferred Payment Enhancement may change as well.

90 DAY WINDOW

Contracts issued with the Seasons Rewards feature may be eligible for a "Look-Back Adjustment." As of the 90th day after your contract was issued, we will total your Purchase Payments made over those 90 days, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or any applicable Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued. We will add any applicable Upfront Look Back Adjustment to your contract on the 90th day following the date of contract issue. We will send you a confirmation indicating any applicable Upfront and/or Deferred Look Back Adjustment, on or about the 90th day following the date of contract issuance. We will allocate any applicable Upfront Look Back Adjustment according to your then-current allocation instructions on file for subsequent Purchase Payments at the time we make the contribution. If applicable, any Deferred Look Back Adjustment will be allocated to the Cash Management portfolio.

We will not allocate any applicable Deferred Payment Enhancement to your contract if any of the following circumstances occurs prior to the Deferred Payment Enhancement Date:

     - You surrender your contract;

     - A death benefit it paid on your contract;

     - You switch to the Income Phase of your contract; or

     - You fully withdraw the corresponding Purchase Payment.

APPENDIX B provides an example of the 90 Day Window Provision.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SEASONS REWARDS PROGRAM (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

Check with your representative for information on the Upfront Payment Enhancement Rate, Deferred Payment Enhancement Rate and Deferred Payment Enhancement Date.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We base the number of units you receive on the unit value of the variable investment option as of the date we receive your money, if we receive it before 1:00 p.m. Pacific Standard Time (PST) and on the next day's unit value if we receive your money after 1:00 p.m. PST. We calculate an Accumulation Unit for each SEASONS STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO after the NYSE closes each day. We do this by:

     1. determining the total value of money invested in a particular SEASONS STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO;

     2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

     3. dividing this amount by the number of outstanding Accumulation Units.

     EXAMPLE (CONTRACTS WITHOUT SEASONS REWARDS):

    We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Focus Growth Portfolio. We determine that the value of an Accumulation Unit for the Focus Growth Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Focus Growth Portfolio.

     EXAMPLE (CONTRACTS WITH SEASONS REWARDS):

    We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Focus Growth Portfolio. If the Upfront Payment Enhancement is 2.00% of your Purchase Payment, we would add an Upfront Payment Enhancement of $500 to your contract. We determine that the value of an Accumulation Unit for the Focus Growth Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,500 by $11.10 and credit your contract on Wednesday with 2,297.2973 Accumulation Units for the Focus Growth Portfolio.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.

We will refund to you the value of your contract on the day we receive your request MINUS any applicable Free Look Payment Enhancement Deduction, if you had elected the Seasons Rewards program. The Free Look Payment Enhancement Deduction is equal of the lesser of (1) the value of any Payment Enhancement(s) on the day we receive your free look request; or (2) the Payment Enhancement amount(s), if any, which we allocated to your contract. Thus, you receive any gain and we bear any loss on any Payment Enhancement(s) if you decide to cancel your contract during the free look period.

Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management investment option during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management investment option during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract MINUS the Free Look Payment Enhancement Deduction, if applicable. At the end of the free look period, we allocate your money according to your instructions.

EXCHANGE OFFERS

From time to time, we may offer to allow you to exchange an older variable annuity issued by Anchor National or one of its affiliates, for a newer product with more current features and benefits, also issued by Anchor National or one of its affiliates. Such an exchange offer will be made in accordance with applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such exchange offer at the time the offer is made.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

The contract offers variable investment options which we call SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES, and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES alone or in concert with the fixed investment options. The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES operate similar to a mutual fund but are only available through the purchase of certain variable annuities. A mixture of your investment in the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES and fixed account options may lower the risk associated with investing only in a variable investment option.

VARIABLE INVESTMENT OPTIONS

Each of the variable investment options of the contract invests in underlying portfolios of Seasons Series Trust. SAAMCo, an affiliate of Anchor National, manages Seasons Series Trust. SAAMCo has engaged sub-advisers to provide investment advice for certain of the underlying investment portfolios.

YOU SHOULD READ THE PROSPECTUS FOR THE SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE TRUST PROSPECTUS WHICH IS ATTACHED HERETO CONTAINS DETAILED INFORMATION ABOUT THE UNDERLYING INVESTMENT PORTFOLIOS INCLUDING INVESTMENT OBJECTIVE AND RISK FACTORS.

THE PORTFOLIOS

The contract offers nine SELECT PORTFOLIOS, each with a distinct investment objective, utilizing a disciplined investing style to achieve its objective. Each SELECT PORTFOLIO invests in an underlying investment portfolio of the Seasons Series Trust. Except for the Cash Management portfolio, each underlying portfolio is multi-managed by a team of three money managers, one component of the underlying portfolios is an unmanaged component that tracks a particular target index or subset of an index. The other two components are actively managed. The unmanaged component of each underlying portfolio is intended to balance some of the risks associated with an actively traded portfolio.

The contract also currently offers four FOCUSED PORTFOLIOS. Each multi-managed FOCUSED PORTFOLIO offers you at least three different professional managers, and each of which advises a separate portion of the FOCUSED PORTFOLIO. Each manager actively selects a limited number of stocks that represent their best stock selections. This approach to investing results in a more concentrated portfolio, which will be less diversified than the SELECT PORTFOLIOS, and may be subject to greater market risks.

Each underlying PORTFOLIO and the respective managers are:

                                  SELECT PORTFOLIOS                                     FOCUSED PORTFOLIOS
LARGE CAP GROWTH              MID CAP GROWTH               INTERNATIONAL EQUITY         FOCUS GROWTH
AIG Global Investment Corp.   AIG Global Investment Corp.  AIG Global Investment Corp.  Fred Alger
Goldman Sachs                 T. Rowe Price                Goldman Sachs Int'l          Jennison
Janus                         Wellington                   Lord Abbett                  Marsico
LARGE CAP COMPOSITE           MID CAP VALUE                DIVERSIFIED FIXED INCOME     FOCUS GROWTH & INCOME
AIG Global Investment Corp.   AIG Global Investment Corp.  AIG Global Investment Corp.  Harris Associates L.P.
SAAMCo                        Goldman Sachs                SAAMCo                       Marsico
T. Rowe Price                 Lord Abbett                  Wellington                   Thornberg
LARGE CAP VALUE               SMALL CAP                    CASH MANAGEMENT              FOCUS VALUE
AIG Global Investment Corp.   AIG Global Investment Corp.  SAAMCo                       American Century
T. Rowe Price                 Lord Abbett                                               Third Avenue
Wellington                    SAAMCo                                                    Thornberg
                                                                                        FOCUS TECHNET
                                                                                        Dresdner
                                                                                        SAAMCo
                                                                                        Van Wagoner

PORTFOLIO OPERATION

Each PORTFOLIO is designed to meet a distinct investment objective facilitated by the management philosophy of three different money managers (except for the Cash Management portfolio). Generally, the Purchase Payments received for allocation to each PORTFOLIO will be allocated equally among the three managers for that PORTFOLIO. Each quarter SAAMCo will evaluate the asset allocation between the three managers of each PORTFOLIO. If SAAMCo determines that the assets have become significantly unequal in allocation among the managers, then the incoming cash flows may be redirected in an attempt to stabilize the allocations. Generally, existing PORTFOLIO assets will not be rebalanced. However, we reserve the right to do so in the event that it is deemed necessary and not adverse to the interests of contract owners invested in the PORTFOLIO.

THE SEASONS STRATEGIES

The contract offers four multi-manager variable investment SEASONS STRATEGIES, each with a different investment objective. We designed the SEASONS STRATEGIES utilizing an asset allocation approach to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each SEASONS STRATEGY is designed to achieve different levels of growth over time.

Each SEASONS STRATEGY invests in three underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the SEASONS STRATEGY.

The underlying investment portfolios of Seasons Series Trust in which the SEASONS STRATEGIES invest include the Asset Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios").

The Asset Allocation: Diversified Growth Portfolio is managed by Putnam. The Stock Portfolio is managed by T. Rowe Price. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus Capital Management LLC., a balanced component managed by SAAMCo and a fixed income component managed by Wellington, LLP. The Growth SEASONS STRATEGY and the Moderate Growth SEASONS STRATEGY also have an aggressive growth component which SAAMCo manages. The percentage that any one of these components represents in each Multi-Managed Portfolio varies in accordance with the investment objective.

Each SEASONS STRATEGY uses an investment approach based on asset allocation. This approach is achieved by each SEASONS STRATEGY investing in distinct percentages in three specific underlying funds of the Seasons Series Trust. In turn, the underlying funds invest in a combination of domestic and international stocks, bonds and cash. Based on the percentage allocation to each specific underlying fund and each underlying fund's investment approach, each SEASONS STRATEGY initially has a neutral asset allocation mix of stocks, bonds and cash.

SEASONS STRATEGY REBALANCING

Each SEASONS STRATEGY is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. At the beginning of each quarter a rebalancing occurs among the underlying funds to realign each SEASONS STRATEGY with its distinct percentage investment in the three underlying funds. This rebalancing is designed to help maintain the neutral asset allocation mix for each SEASONS STRATEGY. The pie charts on the following pages demonstrate:

     - the neutral asset allocation mix for each SEASONS STRATEGY; and

     - the percentage allocation in which each SEASONS STRATEGY invests.

On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the prior pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any SEASONS STRATEGY more frequently if rebalancing is, deemed necessary and not adverse to the interests of contract owners invested in such SEASONS STRATEGY. Rebalancing a SEASONS STRATEGY may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns.


GROWTH                                                             BALANCED GROWTH
      GOAL: Long-term growth of capital, allocating its                GOAL: Focuses on conservation of principal by investing
  assets primarily to stocks. This SEASONS STRATEGY may be         in a more balanced weighting of stocks and bonds, with a
  best suited for those with longer periods to invest.             secondary objective of seeking a high total return. This
                                                                   SEASONS STRATEGY may be best suited for those approaching
                                                                   retirement and with less tolerance for investment risk.
                                                                   [BALANCED GROWTH CHART]
  [GROWTH CHART]
                                                                   UNDERLYING INVESTMENT
  UNDERLYING INVESTMENT                                            PORTFOLIOS & MANAGERS
  PORTFOLIOS & MANAGERS
                                                                   MULTI-MANAGED INCOME/EQUITY PORTFOLIO              55%
  MULTI-MANAGED GROWTH PORTFOLIO                   50%             Managed by:
  Managed by:                                                        Janus Capital Management LLC.
    Janus Capital Management LLC.                                    SunAmerica Asset Management Corp.
    SunAmerica Asset Management Corp.                                Wellington Management Company, LLP
    Wellington Management Company, LLP                             STOCK PORTFOLIO                                       20%
  STOCK PORTFOLIO                                     25%          Managed by T. Rowe Price Associates, Inc.
  Managed by T. Rowe Price Associates, Inc.                        ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO          25%
  ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO       25%         Managed by Putnam Investment Management, Inc.
  Managed by Putnam Investment Management, Inc.


MODERATE GROWTH                                                    CONSERVATIVE GROWTH
      GOAL: Growth of capital through investments in                   GOAL: Capital preservation while maintaining some
  equities, with a secondary objective of conservation of          potential for growth over the long term. This SEASONS
  principal by allocating more of its assets to bonds than         STRATEGY may be best suited for those with lower investment
  the Growth SEASONS STRATEGY. This SEASONS STRATEGY may be        risk tolerance.
  best suited for those nearing retirement years but still
  earning income.
  [MODERATE GROWTH CHART]                                          [CONSERVATIVE GROWTH CHART]
  UNDERLYING INVESTMENT                                            UNDERLYING INVESTMENT
  PORTFOLIOS & MANAGERS                                            PORTFOLIOS & MANAGERS
  MULTI-MANAGED MODERATE GROWTH PORTFOLIO         55%              MULTI-MANAGED INCOME PORTFOLIO                      60%
  Managed by:                                                      Managed by:
    Janus Capital Management LLC.                                    Janus Capital Management LLC.
    SunAmerica Asset Management Corp.                                SunAmerica Asset Management Corp.
    Wellington Management Company, LLP                               Wellington Management Company, LLP
  STOCK PORTFOLIO                                     20%          STOCK PORTFOLIO                                       15%
  Managed by T. Rowe Price Associates, Inc.                        Managed by T. Rowe Price Associates, Inc.
  ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO       25%         ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO          25%
  Managed by Putnam Investment Management, Inc.                    Managed by Putnam Investment Management, Inc.

FIXED INVESTMENT OPTIONS

The contract also offers seven fixed investment options (five fixed investment options if you enroll in the Seasons Rewards Program). Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed investment options. We currently offer fixed investment options for periods of one, three, five, seven and ten years, which we call guarantee periods. In Maryland and Washington only the one year fixed account option is available. Additionally, if you do not elect to enroll in the Seasons Rewards Program, you have the option of allocating your money to the 6-month and/or 1-year DCA fixed account. We guarantee the interest rate for money allocated to the 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") which are available only in conjunction with the Dollar Cost Averaging Program. Please see the section on the Dollar Cost Averaging Program on page 27 for additional information about, including limitations on, the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.

All of these fixed account options pay interest at rates set and guaranteed by Anchor National. Interest rates may differ from time to time and are set at our sole discretion. We will never credit less than a 3% annual effective rate to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from that offered for subsequent Purchase Payments and money already in the fixed account options. In addition, different guarantee periods offer different interest rates. Rates for specified payments are declared at the beginning of the guarantee period and do not change during the specified period.

If you purchased your contract on or after July 29, 2002, we may restrict your ability to allocate amounts to the one year fixed account during any time period that the rate we are crediting on that account is equal to the minimum guaranteed interest rate of 3%. See your financial advisor to learn about any current restrictions.

There are three scenarios in which you may put money into the fixed account options. In each scenario your money may be credited a different rate of interest as follows:

     - INITIAL RATE: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

     - CURRENT RATE: Rate credited to subsequent Purchase Payments allocated to the fixed account.

     - RENEWAL RATE: Rate credited to money remaining in a fixed account after expiration of a guarantee period and money transferred from a fixed account or one of the SEASONS STRATEGIES, SELECT PORTFOLIOS or FOCUSED PORTFOLIOS into a fixed account.

Each of these rates may differ from one another. Although once declared the applicable rate is guaranteed until your guarantee period expires.

The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES). The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an effective rate of 3%. SEE DOLLAR COST AVERAGING ON PAGE 27 for more information.

When a guarantee period ends, you may leave your money in the same guarantee period. You may also reallocate money to another fixed investment option (other than the DCA fixed accounts) or to any of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES). If you want to reallocate your money, you must contact us within 30 days after the end of the current guarantee period and instruct us how to reallocate your money. If we do not hear from you, we will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.

MARKET VALUE ADJUSTMENT

NOTE: MARKET VALUE ADJUSTMENTS APPLY TO THE 3, 5, 7 OR 10 YEAR FIXED INVESTMENT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN MARYLAND, OREGON AND WASHINGTON AND MAY NOT BE AVAILABLE IN OTHER STATES. PLEASE CONTACT YOUR

FINANCIAL ADVISOR FOR MORE INFORMATION. THIS DISCUSSION DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.

If you take money out of the 3, 5, 7 or 10 year fixed investment options before the end of the guarantee period, we make an adjustment to your contract (the "market value adjustment" or "MVA"). This market value adjustment reflects any difference in the interest rate environment between the time you place your money in the fixed investment option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring a market value adjustment.

We will not assess a market value adjustment against withdrawals made (1) to pay a death benefit; (2) to pay contract fees and charges; or (3) to begin the Income Phase of your contract on the latest Annuity Date.

We calculate the market value adjustment by doing a comparison between current rates and the rate being credited to you in the fixed investment option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal or transfer. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed investment options and the time you take it out, we credit a positive adjustment to your contract. On the other hand, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the market value adjustment is negative, we first deduct the adjustment from any money remaining in the fixed investment option. If there is not enough money in the fixed investment option to meet the negative deduction, we deduct the remainder from your withdrawal or transfer amount. Where the market value adjustments is positive, we add the adjustment to your withdrawal amount or transfer amount. For withdrawals under the systematic withdrawal program that result in a negative market value adjustment, the MVA amount will be deducted from your withdrawal.

The 1-year fixed investment option and the DCA fixed accounts do not impose a market value adjustment. These fixed investment options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.

Please see APPENDIX C for more information on how we calculate the market value adjustment.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer money among the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S), SEASONS STRATEGY(IES) and the fixed investment options by written request or by telephone subject to our rules. Additionally, you may access your account and request transfers through our website, www.sunamerica.com. Funds already in your contract cannot be transferred into the DCA fixed accounts. We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers. Transfers out of a 3, 5, 7 or 10 year fixed investment option may be subject to a market value adjustment.

The minimum amount you can transfer is $100, or a lesser amount if you transfer the entire balance from a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or a fixed investment option. Any money remaining in a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or fixed investment option after making a transfer must equal at least $100. Your request for transfer must clearly state which investment option(s) are involved and the amount you want to transfer. Please see the section on Dollar Cost Averaging on page 27 for specific rules regarding the DCA fixed accounts.

We may accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, you may request transfers over the internet unless you indicate you do not wish your account to be traded over the internet. When receiving instructions over the telephone or the internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying portfolios.

This product is not designed for professional "market timing" organizations or other organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programming transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These marketing timing strategies are disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors. If we determine, in our sole discretion, that your transfer patterns among the Variable Portfolios reflect a market timing strategy, we reserve the right to take action to protect the other investors. Such action may include but would not be limited to restricting the mechanisms you can use to request transfers among the Variable Portfolios or imposing penalty fees on such trading activity and/or otherwise restricting transfer options in accordance with state and federal rules and regulations.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 37.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the variable investment options. Under the program you systematically transfer a set dollar amount or percentage from any SELECT PORTFOLIO, FOCUSED PORTFOLIO and/or SEASONS STRATEGY or the 1-year fixed account option (source accounts) to any other SELECT PORTFOLIO, FOCUSED PORTFOLIO or SEASONS STRATEGY. Transfers may be monthly or quarterly and count against your 15 free transfers per contract year. You may change the frequency at any time by notifying us in writing. Fixed account options are not available as target accounts for the DCA program.

We also offer the 6-month and a 1-year DCA fixed accounts exclusively to facilitate this program. If you elect to participate in the Seasons Rewards Program, the 6-month and 1-year DCA fixed accounts are not available under your contract. The DCA fixed accounts only accept new Purchase Payments. You can not transfer money already in your contract into these options. If you allocate a Purchase Payment into a DCA fixed account, we transfer all your money allocated to that account into the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected. The minimum transfer amount if you use the 6-month or 1-year DCA fixed accounts to provide dollar cost averaging is $100.

If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on:

     - the total amount of money allocated to the account, and

     - the frequency of transfers selected.

For example, let's say you allocate $1,000 to the 1-year DCA account and you select monthly transfers, we completely transfer all of your money to the selected investment options over a period of ten months. You may terminate your DCA program at any time. If money remains in the DCA fixed account, we transfer the remaining money to the 1-year fixed investment option, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA Program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

    Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Mid-Cap Value SELECT PORTFOLIO over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

QUARTER    ACCUMULATION UNIT    UNITS PURCHASED
-------    -----------------    ---------------
   1            $ 7.50                100
   2            $ 5.00                150
   3            $10.00                 75
   4            $ 7.50                100
   5            $ 5.00                150
   6            $ 7.50                100

    You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the SEASONS STRATEGIES, SELECT PORTFOLIOS and/or FOCUSED PORTFOLIOS to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. At your request, rebalancing occurs on a quarterly, semi-annual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year. We reserve the right to modify, suspend or terminate this program at any time.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options (other than the DCA fixed accounts) and the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program.

     EXAMPLE:

    Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed investment option. You want the amount allocated to the fixed investment option to grow to $100,000 in 7 years. If the 7-year fixed investment option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed investment option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES, as determined by you, to provide opportunity for greater growth.

We reserve the right to modify, suspend or terminate this program at any time.

VOTING RIGHTS

Anchor National is the legal owner of the Trust's shares. However, when an underlying portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

We may amend your contract due to changes to the investment variable portfolios offered under your contract. For example, we may offer new portfolios, delete portfolios, or stop accepting allocations and/or investments in a particular portfolio. We may move assets and re-direct future premium allocations from one portfolio to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new investment variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your portfolio choices.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 37.

Generally, we deduct a withdrawal charge applicable to any partial or total withdrawal and a market value adjustment if a withdrawal comes from the 3, 5, 7 or 10 year fixed investment options prior to the end of a guarantee period. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 35. We calculate charges due on a total withdrawal on the day after we receive your request and other required paper work. We return your contract value less any applicable fees and charges.

The minimum partial withdrawal amount is $1,000. We require that the value left in any SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or fixed account be at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY and the fixed investment option in which your contract is invested. Withdrawals from fixed investment options prior to the end of the guarantee period may result in a market value adjustment.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.

FREE WITHDRAWAL PROVISION

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract, any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).

If you participate in the Seasons Rewards Program, you will not receive any applicable Deferred Payment Enhancement if you fully withdraw a Purchase Payment or your contract value prior to the corresponding Deferred Payment Enhancement Date. SEE SEASONS REWARDS PROGRAM ON PAGE 18.

To determine your free withdrawal amount and the amount, if any, on which we assess a withdrawal charge, we refer to two special terms. These are penalty-free earnings and the Total Invested Amount.

The penalty-free earnings portion of your contract is your account value less your Total Invested Amount. The Total Invested Amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your Total Invested Amount are as follows:

     1. Any prior withdrawals on which you previously paid a withdrawal charge, plus the amount of the withdrawal charge.

     2. Any prior free withdrawals in any year that were in excess of your penalty-free earnings and were free because the Purchase Payment withdrawn is no longer subject to surrender charges at the time of the withdrawal.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the Total Invested Amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a surrender charge before those Purchase Payments which are still subject to the surrender charge.

During your first contract year your free withdrawal amount is the greater of:

     1. Your penalty-free earnings, or;

     2. If you are participating in the Systematic Withdrawal program, a total of 10% of your Total Invested Amount less any prior withdrawals taken during the contract year.

After the first contract year, you can take out the greater of the following amounts each year:

     1. Your penalty free earnings and any portion of your Total Invested Amount no longer subject to surrender charges, or;

     2. 10% of the portion of your Total Invested Amount that has been in your contract for at least one year less any withdrawals taken during the contract year.

Purchase Payments withdrawn, above and beyond the amount of your free withdrawal amount, which have been invested for less than 7 years, or 9 years if you elect to participate in the Seasons Rewards Program, will result in your paying a withdrawal charge. The amount of the charge and how it applies are discussed more fully below. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial advisor.

The withdrawal charge percentage applicable is determined by the age of the Purchase Payment being withdrawn. For purposes of calculating the surrender charge in the event of a full surrender, the charge is calculated based on the remaining Total Invested Amount still subject to surrender charge.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example, we will assume a 0% growth rate over the life of the contract, no election of the Seasons Rewards Program, Income Protector Program or Seasons Estate Advantage and no subsequent Purchase Payments. In contract year 2 and year 3, you take out your maximum free withdrawal of $10,000 for each year. After those free withdrawals your contract value is $80,000. In contract year 5 you request a full surrender of your contract. We will apply the following calculation, A - (B X C) = D, where:

A = Your contract value at the time of your request for surrender ($80,000)
B = The amount of your Total Invested Amount still subject to surrender charge ($100,000)
C = The withdrawal charge percentage applicable to the age of each Purchase Payment at the time of full surrender (4%) [B X C = $4,000]
D = Your full surrender value ($76,000)

SYSTEMATIC WITHDRAWAL PROGRAM

If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of that amount may incur a withdrawal charge. There is no additional charge for participating in this program.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS

Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES ON PAGE 42 for a more detailed explanation.

DEATH BENEFIT
--------------------------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your beneficiary. The death benefit options are discussed in detail below.

The death benefit is not paid after you are in the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose. SEE INCOME OPTIONS ON PAGE 37.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

The death benefit will be calculated and paid out when we receive all required paperwork and satisfactory proof of death. We consider satisfactory proof of death one of the following: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or (4) any other proof satisfactory to us. We may also require additional documentation or proof in order for the death benefit to be paid.

The death benefit must be paid within 5 years of the date of death. The Beneficiary may, in the alternative, elect to have the death benefit payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of the owner's death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract, rather than receive a death benefit. SEE SPOUSAL CONTINUATION ON PAGE 34. If the Beneficiary does not make a specific election as to how they want the death benefit distributed within sixty days of our receipt of all required paperwork and satisfactory proof of death, we pay a lump sum death benefit to the Beneficiary.

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a trust), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

This contract provides two death benefit options: the Standard Death Benefit which is automatically included in your contract for no additional fee, and Seasons Estate Advantage which offers a choice between two optional enhanced death benefits, along with an Earnings Advantage feature, for an additional fee. If you choose Seasons Estate Advantage, you must do so at the time of contract application and the election cannot be terminated.

The term "Net Purchase Payment" is used frequently in explaining the death benefit options. Net Purchase Payment is an on-going calculation. It does not represent a contract value.

We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, we determine the percentage by which the withdrawal reduced contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The resulting percentage is then multiplied by the amount of total Purchase Payments and subtracted from the amount of total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment calculation.

To arrive at the Net Purchase Payment calculation for subsequent withdrawals, we determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculation.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract.

If Seasons Rewards is elected, any payment enhancements are not considered Purchase Payments.

STANDARD DEATH BENEFIT

The standard death benefit on your contract, if you are age 74 or younger at the time of death, is the greater of:

  1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the date of death, plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

  2. the contract value on the date we receive all required paperwork and satisfactory proof of death.

If you are age 75 or older at the time of death, the death benefit is the greater of:

  1. Net Purchase Payments compounded at a 3% annual growth rate from date of issue until the your 75th birthday, plus any Purchase Payments recorded after the 75th birthday; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 75th birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

  2. the contract value at the time we receive all required paperwork and satisfactory proof of death.

If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract.

SEASONS ESTATE ADVANTAGE

The Seasons Estate Advantage is an optional feature that offers a choice between two enhanced death benefits, each of which includes an Earnings Advantage component. You must elect Seasons Estate Advantage at the time we issue your contract and once elected it cannot be terminated by you. Seasons Estate Advantage is not available if you are age 81 or older at the time of contract issue.

If you elect Seasons Estate Advantage, we will pay your Beneficiary the sum of A plus B, where:

     A. is the amount payable under the selected enhanced death benefit (see option 1 or 2 below); and
     B. is the amount payable, if any, under the Earnings Advantage benefit.

A. Enhanced Death Benefit Options:

1. 5% Accumulation Option--the death benefit is the greater of:

   a. the contract value on the date we receive all required paperwork and satisfactory proof of death; or
   b. Net Purchase Payments compounded to the earlier of the 80th birthday or the date of death, at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments made over the life of your contract.

      If you die after the latest Annuity Date and you selected the 5% Accumulation option, any death benefit payable under the contract will be the Standard Death Benefit as described above. Therefore, your beneficiary will not receive any benefit from Seasons Estate Advantage. The 5% Accumulation option may not be available in all states.

2. Maximum Anniversary Value Option--the death benefit is the greater of:

   a. Net Purchase Payments; or
   b. the contract value on the date we receive all required paperwork and satisfactory proof of death; or
   c. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary increased by any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

      If you are age 90 or older at the time of death and you had selected the Maximum Anniversary Value option, the death benefit will be equal to the contract value on the date we receive all required paperwork and satisfactory proof of death. Therefore, your beneficiary will not receive any benefit from Season's Estate Advantage. The Maximum Anniversary Value option may not be available in all states.

B. Earnings Advantage Benefit:

The Earnings Advantage benefit may increase the death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

--------------------------------------------------------------------------------------------------------------------
                                        EARNINGS ADVANTAGE                              MAXIMUM
    CONTRACT YEAR OF DEATH                  PERCENTAGE                       EARNINGS ADVANTAGE PERCENTAGE
--------------------------------------------------------------------------------------------------------------------
 Years 0-4                               25% of earnings             25% of Net Purchase Payments
--------------------------------------------------------------------------------------------------------------------
 Years 5-9                               40% of earnings             40% of Net Purchase Payments*
--------------------------------------------------------------------------------------------------------------------
 Years 10+                               50% of earnings             50% of Net Purchase Payments*
--------------------------------------------------------------------------------------------------------------------

* Purchase Payments must be invested for at least six months at the time of your death to be included as part of Net Purchase Payments for the purposes of the Maximum Earnings Advantage calculation.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the Earnings Advantage Percentage Amount?
We determine the amount of the Earnings Advantage based upon a percentage of earnings in your contract at the time of your death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the date of death; and

     (2) equals Net Purchase Payments.

What is the Maximum Earnings Advantage?
The Earnings Advantage amount is subject to a maximum. The maximum Earnings Advantage amount is equal to a percentage of your Net Purchase Payments.

The Earnings Advantage feature may not be available in all states.

If you elect the 5% Accumulation enhanced death benefit option or the Maximum Anniversary enhanced death benefit, the Earnings Advantage benefit will only be paid if your date of death is prior to your latest Annuity Date.

We assess a fee for Seasons Estate Advantage. We deduct daily the annual charge of 0.25% of the average daily ending value of the assets you have allocated to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES). This fee will terminate, if the benefit is no longer available to you based on your age, as discussed above. In the state of Washington only the Maximum Anniversary Value component of the Seasons Estate Advantage death benefit is available. Neither the 5% Accumulation nor the Earnings Advantage is available in Washington. The fee charged for the Maximum Anniversary Value option in Washington is .25% of the average daily ending value of the assets allocated to the PORTFOLIO AND/OR SEASONS STRATEGIES.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SEASONS ESTATE ADVANTAGE FEATURE (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME ON PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your Spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). The contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. The Continuing Spouse can only elect to continue the contract upon the death of the original owner of the contract. To the extent the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Upon continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for any other calculation except as noted in Appendix D.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of Seasons Estate Advantage and the available death benefit will be the Standard Death Benefit. We will terminate Seasons Estate Advantage if the Continuing Spouse is age 81 or older on the Continuation Date if a Continuation Contribution is added to the contract value; and the available death benefit will be the Standard Death Benefit. If Seasons Estate Advantage is continued and the Continuing Spouse dies after the latest Annuity Date and the 5% Accumulation option was in effect, the death benefit will be the Standard Death Benefit. If Maximum Anniversary value was elected and the Continuing Spouse lives to age 90 or older, the death benefit will be contract value. However if death occurs after age 90 but before latest annuity date the Continuing Spouse will benefit from the Earnings Advantage. SEE APPENDIX D FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATIONS FOLLOWING A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The Company deducts a mortality and expense risk charge in the amount of 1.40% annually of the value of your contract invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES). We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract. If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The Insurance Charge is expected to result in a profit. Profit may be used for any legitimate cost/expense including distribution, depending upon market conditions.

WITHDRAWAL CHARGES

During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The contract does provide a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 29. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

       WITHDRAWAL CHARGE WITHOUT THE SEASONS REWARDS PROGRAM (SCHEDULE A)

      YEAR          1     2     3     4     5     6     7     8
-----------------  ---   ---   ---   ---   ---   ---   ---   ---
Withdrawal
  Charge.........    7%    6%    6%    5%    4%    3%    2%    0%

        WITHDRAWAL CHARGE WITH THE SEASONS REWARDS PROGRAM (SCHEDULE B)

      YEAR          1     2     3     4     5     6     7     8     9    10
-----------------  ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
Withdrawal
  Charge.........    9%    8%    7%    6%    6%    5%    4%    3%    2%   0%

After a Purchase Payment has been in the contract for seven complete years, or nine complete years if you elect to participate in the Seasons Rewards Program, the withdrawal charge no longer applies to that Purchase Payment. When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

The Seasons Rewards Program is designed to reward long term investing. We expect that if you remain committed to this investment over the long term, we will profit as a result of fees charged over the life of your contract. However, neither the mortality and expense fees, distribution expenses, contract administration fee nor investment management fees are higher on the Seasons Rewards Program than contracts that do not feature the Program.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn. We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We do not currently assess a withdrawal charge upon election to receive income payments from your contract. Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 42.

INVESTMENT CHARGES

Investment Management Fees

Charges are deducted from the assets of the investment portfolios underlying the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) for the advisory and other expenses of the portfolios. SEE FEE TABLES ON PAGE 7.

Service Fees

Portfolio shares are all subject to fees imposed under a servicing plan adopted by the Seasons Series Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The service fee of 0.15% (also known as a 12b-1 fee) is used generally to pay financial intermediaries for services provided over the life of the contract.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUS FOR THE SEASONS SERIES TRUST, ATTACHED.

Contract Maintenance Fee

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice. We will deduct the $35 ($30 in North Dakota) contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. In the states of Pennsylvania, Texas and Washington a contract maintenance fee will be deducted pro-rata from the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) in which you are invested, only. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

TRANSFER FEE

We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS PAGE 22.

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OPTIONAL SEASONS PROMISE FEE

Please see page 18 of this prospectus for additional information regarding the Seasons Promise fee.

SEASONS ESTATE ADVANTAGE FEE

Please see page 33 of this prospectus for additional information regarding the Seasons Estate Advantage fee.

OPTIONAL INCOME PROTECTOR FEE

Please see page 41 of this prospectus for additional information regarding the Income Protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you fully surrender or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX E provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender. Other pay out options may be available. Contact Our Annuity Service Center for more information.

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If you participate in the Seasons Rewards Program and switch to the Income Phase prior to a Deferred Payment Enhancement Date, if applicable, we will not allocate any corresponding Deferred Payment Enhancement to your contract. SEE SEASONS REWARDS PROGRAM ON PAGE 18.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date (latest Annuity Date.) Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 42.

INCOME OPTIONS

Currently, this Contract offers five Income Options. Other income options may be available. Please contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to Option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 YEAR PERIOD CERTAIN

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value (in full or in part) after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments. The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

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ALLOCATION OF ANNUITY PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, Anchor National guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

FIXED OR VARIABLE INCOME PAYMENTS

If at the date when income payments begin you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

Your income payments will vary if you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) after the Annuity date depending on four factors:

     - for life options, your age when payments begin,

     - the value of your contract in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) on the Annuity Date,

     - the 3.5% assumed investment rate for variable income payments used in the annuity table for the contract, and;

     - the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) after the Annuity Date, the allocation of funds between the fixed accounts and SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one (1) transfer per month is permitted between the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and SEASONS STRATEGY(IES). No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the Statement of Additional Information, available upon request, for a more detailed discussion of the income options.

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INCOME PROTECTOR

You may elect to enroll in the Income Protector Program. The Income Protector Program can provide a future "safety net" which offers you the ability to receive a guaranteed fixed minimum retirement income when you choose to begin receiving income payments. With the Income Protector you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions. In order to utilize the program, you must follow the provisions discussed below.

You are not required to use the Income Protector to receive income payments. The general provisions of your contract provide other income options. However, we will not refund fees paid for the Income Protector if you begin taking income payments under the general provisions of your contract. In addition, if applicable, surrender charges will be assessed upon your beginning the Income Phase, if you annuitize under the Income Protector Program. YOU MAY NEVER NEED TO RELY UPON INCOME PROTECTOR IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Certain federal tax code restrictions on the income options available to qualified retirement investors may have an impact on your ability to benefit from this feature. Qualified investors should read NOTE TO QUALIFIED CONTRACT HOLDERS, below.

HOW DO WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME?

We base the amount of minimum retirement income available to you if you take income payments using the Income Protector upon a calculation we call the Income Benefit Base. At the time your enrollment in the Income Protector program becomes effective, your Initial Income Benefit Base is equal to your contract value. Your participation becomes effective on either the date of issue of the contract (if the feature is elected at the time of application) or on the contract anniversary following your enrollment in the program.

The Income Benefit Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

Your Income Benefit Base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact Income Benefit Base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your contract value on the date your participation became effective, and for each subsequent year of calculation, the Income Benefit Base of your prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the prior contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees, charges since the last contract anniversary in an amount proportionate to the amount by which such withdrawals decreased your contract value.

ENROLLING IN THE PROGRAM

If you decide that you want the protection offered by the Income Protector program, you must elect the Program by completing the Income Protector Election Form. You can not terminate your enrollment once elected.

ELECTING TO RECEIVE INCOME

In order to exercise your rights under the Income Protector feature, you may not begin the Income Phase for at least nine years following the date your enrollment in the program became effective. Further, you may begin taking income payments using the Income Protector feature only within 30 days after the ninth or later contract anniversary following the effective date of your enrollment in the Income Protector program.

The contract anniversary prior to your election to begin receiving income payments is your Income Benefit Date. We calculate your Income Benefit Base as of that date to use in determining your guaranteed minimum fixed retirement income. To determine the minimum guaranteed retirement income available to you, we apply your final Income Benefit Base to the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive the income annually, semi-annually, quarterly or monthly for the time guaranteed under your selected income option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as of your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals (including any negative MVA) and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The income options available when using the Income Protector feature to receive your retirement income are:

     - Life Annuity with 10 years guaranteed, or

     - Joint and 100% Survivor Life Annuity with 20 years guaranteed

At the time you elect to begin receiving income payments, we will calculate your income payments using both your Income Benefit Base and your contract value. We will use the same income option for each calculation; however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a Qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for Qualified contracts:

     - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

     - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances.

FEES ASSOCIATED WITH THE INCOME PROTECTOR PROGRAM

If you elect to participate in the Income Protector program we deduct a fee equal to 0.10% of your Income Benefit Base from your contract value on each contract anniversary beginning with the contract anniversary following the anniversary on which your enrollment in the program becomes effective. We will deduct this charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, if you fully surrender your contract prior to your contract anniversary, we will deduct the fee at the time of surrender based on your Income Benefit Base as of the surrender date. Once elected, the Income Protector Program and its corresponding charges may not be terminated until full surrender or annuitization of the contract occurs.

For an example of the operation of the Income Protector feature, please SEE EXHIBIT E.

The Income Protector program may not be available in all states. Check with your financial advisor for availability in your state.

If you elect Seasons Promise, you may not elect to participate in the Income Protector Program.

We reserve the right to modify, suspend or terminate the program at any time.

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TAXES
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NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF
THE SUBJECT. THIS INFORMATION ADDRESSES GENERAL FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R. 10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or
(6) which are attributable to Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances:
(1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die;
(3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of an employee's voluntary Purchase Payments to a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.

Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.

You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or

                                        43
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Contract Value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.

CONTRACTS OWNED BY A TRUST OR CORPORATION

A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a Contract held by a trust or other entity as an agent for a natural person nor to Contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.

GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A NON-QUALIFIED CONTRACT

If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. Also, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning or pledging a non-qualified contract.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios under your Nonqualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the Nonqualified Contract , could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.

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PERFORMANCE
--------------------------------------------------------------------------------

From time to time we will advertise the performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES. Any such performance results are based on historical earnings and are not intended to indicate future performance.

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES. These performance numbers do not indicate future results.

We may show performance of each SELECT PORTFOLIO, FOCUSED PORTFOLIO and/or SEASONS STRATEGY in comparison to various appropriate indices and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").

Please see the Statement of Additional Information, available upon request, for more information regarding the methods used to calculate performance data.

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch IBCA, Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch IBCA, Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the variable Portfolios.

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OTHER INFORMATION
--------------------------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April, 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Asset Management Corporation and the SunAmerica Financial Network, Inc. (comprising six wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds and broker-dealer services.

THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Anchor National. Assets in the Separate Account are not guaranteed by Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7.5% of your Purchase Payments. Contracts sold with the Seasons Rewards Program may result in our paying a lower commission. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of Anchor National, and is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion these matters are not of material importance to the Company's total assets, with the potential exception of McMurdie, et al. v. SunAmerica Inc., et al, Case No. BC 194082, filed on July 10, 1998 in the Superior Court for the County of Los Angeles. This lawsuit is a representative action wherein the plaintiffs allege violations of California's Business and Professions Code Sections 17200 et seq. The Company is vigorously defending the lawsuit. The probability of any particular outcome is not reasonably estimable at this time.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The audited consolidated financial statements for AIG SunAmerica Life Assurance Company (formerly Anchor National Life Insurance Company) at December 31, 2001 and 2000 and, for the years ended December 31, 2001, 2000 and 1999 and audited consolidated financial statements of Variable Annuity Account Five at April 30, 2002, for the years ended April 30, 2002 and 2001, are included in the Statement of Additional Information and incorporated by reference in this prospectus and have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Separate Account............................................    3
General Account.............................................    4
Performance Data............................................    4
Income Payments.............................................    9
Annuity Unit Values.........................................   10
Taxes.......................................................   13
Distribution of Contracts...................................   18
Financial Statements........................................   18

APPENDIX A - CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                    FISCAL      3/31/00        4/30/00        4/30/01
                                    INCEPTION TO     YEAR         TO             TO             TO
        SEASONS STRATEGIES            3/31/99       3/31/00     4/30/00        4/30/01        4/30/02
----------------------------------  ------------   ---------   ---------   ---------------   ---------
------------------------------------------------------------------------------------------------------
Growth (Inception Date: 4/15/97)
  Beginning AUV...................      15.05          15.89       21.30    (a)      20.24      17.039
                                                                            (b)      20.24      17.018
  Ending AUV......................      15.89          21.30       20.24    (a)      17.04      14.356
                                                                            (b)      17.02      14.302
  Ending Number of AUs............     31,169      1,653,495   1,871,300    (a)    398,040   1,596,999
                                                                            (b)  1,431,268   5,159,748
------------------------------------------------------------------------------------------------------
Moderate Growth (Inception Date:
  4/15/97)
  Beginning AUV...................      14.25          15.09       19.48    (a)      18.62      16.288
                                                                            (b)      18.62      16.267
  Ending AUV......................      15.09          19.48       18.62    (a)      16.29      14.164
                                                                            (b)      16.27      14.111
  Ending Number of AUs............     93,136      1,559,019   1,760,865    (a)    483,256   2,793,004
                                                                            (b)  1,692,012   7,849,672
------------------------------------------------------------------------------------------------------
Balanced Growth (Inception Date:
  4/15/97)
  Beginning AUV...................      13.80          14.05       16.68    (a)      16.11      14.973
                                                                            (b)      16.11      14.956
  Ending AUV......................      14.05          16.68       16.11    (a)      14.97      13.695
                                                                            (b)      14.96      13.645
  Ending Number of AUs............     85,553        991,695   1,061,795    (a)    375,068   2,883,697
                                                                            (b)  1,049,088   5,761,721
------------------------------------------------------------------------------------------------------
Conservative Growth (Inception
  Date: 4/15/97)
  Beginning AUV...................      13.03          13.21       14.89    (a)      14.50      14.127
                                                                            (b)      14.50      14.101
  Ending AUV......................      13.21          14.89       14.50    (a)      14.13      13.410
                                                                            (b)      14.10      13.353
  Ending Number of AUs............     33,892        623,175     629,067    (a)    181,135   2,004,171
                                                                            (b)    795,377   3,915,976
------------------------------------------------------------------------------------------------------

     (a) Without election of optional Estate Advantage feature.

     (b) With election of optional Estate Advantage feature, which became available for sale on October 16, 2000.

         AUV-Accumulation Unit Value

         AU-Accumulation Units

                                                    FISCAL      3/31/00        4/30/00        4/30/01
                                    INCEPTION TO     YEAR         TO             TO             TO
        SELECT PORTFOLIOS             3/31/99       3/31/00     4/30/00        4/30/01        4/30/02
----------------------------------  ------------   ---------   ---------   ---------------   ---------
------------------------------------------------------------------------------------------------------
Large Cap Growth (Inception Date:
  3/1/99)
  Beginning AUV...................      10.00          10.68       14.94    (a)      13.99      10.121
                                                                            (b)      13.99      10.107
  Ending AUV......................      10.68          14.94       13.99    (a)      10.12       7.931
                                                                            (b)      10.11       7.900
  Ending Number of AUs............     85,647      1,058,317   1,158,071    (a)    138,746     858,299
                                                                            (b)  1,108,465   3,700,885
------------------------------------------------------------------------------------------------------
Large Cap Composite (Inception
  Date: 3/1/99)
  Beginning AUV...................      10.00          10.41       12.88    (a)      12.30      10.419
                                                                            (b)      12.30      10.405
  Ending AUV......................      10.41          12.88       12.30    (a)      10.42       8.858
                                                                            (b)      10.40       8.825
  Ending Number of AUs............     33,347        316,855     361,941    (a)     30,196     358,258
                                                                            (b)    397,804   1,315,528
------------------------------------------------------------------------------------------------------
Large Cap Value (Inception Date:
  3/1/99)
  Beginning AUV...................      10.00          10.32       10.75    (a)      10.79      12.354
                                                                            (b)      10.79      12.338
  Ending AUV......................      10.32          10.75       10.79    (a)      12.35      11.297
                                                                            (b)      12.34      11.254
  Ending Number of AUs............     34,004        531,732     571,490    (a)    110,091     957,260
                                                                            (b)    899,551   3,590,415
------------------------------------------------------------------------------------------------------
Mid Cap Growth (Inception Date:
  3/1/99)
  Beginning AUV...................      10.00          10.62       18.41    (a)      16.85      13.691
                                                                            (b)      16.85      13.674
  Ending AUV......................      10.62          18.41       16.85    (a)      13.69      12.185
                                                                            (b)      13.67      12.140
  Ending Number of AUs............     27,096        529,844     612,249    (a)     80,629     523,422
                                                                            (b)    678,174   2,223,309
------------------------------------------------------------------------------------------------------

     (a) Without election of optional Estate Advantage feature.

     (b) With election of optional Estate Advantage feature, which became available for sale on October 16, 2000.

         AUV-Accumulation Unit Value

         AU-Accumulation Units

                                                    FISCAL      3/31/00        4/30/00        4/30/01
                                    INCEPTION TO     YEAR         TO             TO             TO
        SELECT PORTFOLIOS             3/31/99       3/31/00     4/30/00        4/30/01        4/30/02
----------------------------------  ------------   ---------   ---------   ---------------   ---------

------------------------------------------------------------------------------------------------------
Mid Cap Value (Inception Date:
  3/1/99)
  Beginning AUV...................      10.00          10.10       10.93    (a)      11.14      14.202
                                                                            (b)      11.14      14.184
  Ending AUV......................      10.10          10.93       11.14    (a)      14.20      15.629
                                                                            (b)      14.18      15.569
  Ending Number of AUs............     11,278        297,306     318,151    (a)     98,363     661,329
                                                                            (b)    598,874   2,517,897
------------------------------------------------------------------------------------------------------
Small Cap (Inception Date: 3/1/99)
  Beginning AUV...................      10.00          10.35       15.00    (a)      13.56      11.201
                                                                            (b)      13.56      11.186
  Ending AUV......................      10.35          15.00       13.56    (a)      11.20      10.455
                                                                            (b)      11.19      10.415
  Ending Number of AUs............     22,807        432,850     481,239    (a)     61,891     553,867
                                                                            (b)    499,597   2,317,632
------------------------------------------------------------------------------------------------------
International Equity (Inception
  Date: 3/1/99)
  Beginning AUV...................      10.00          10.51       13.61    (a)      12.46       9.608
                                                                            (b)      12.46       9.595
  Ending AUV......................      10.51          13.61       12.46    (a)       9.61       7.768
                                                                            (b)       9.60       7.742
  Ending Number of AUs............     23,961        314,634     384,946    (a)     87,318     833,895
                                                                            (b)    532,261   1,773,503
------------------------------------------------------------------------------------------------------
Diversified Fixed Income
  (Inception Date: 3/10/99)
  Beginning AUV...................      10.00          10.02       10.00    (a)       9.96      10.570
                                                                            (b)       9.96      10.555
  Ending AUV......................      10.02          10.00        9.96    (a)      10.57      10.912
                                                                            (b)      10.56      10.870
  Ending Number of AUs............     31,762        474,014     513,721    (a)    217,162   1,388,027
                                                                            (b)    732,849   3,049,466
------------------------------------------------------------------------------------------------------
Cash Management (Inception Date:
  3/26/99)
  Beginning AUV...................      10.00          10.00       10.32    (a)      10.35      10.774
                                                                            (b)      10.35      10.759
  Ending AUV......................      10.00          10.32       10.35    (a)      10.77      10.836
                                                                            (b)      10.76      10.794
  Ending Number of AUs............        970        380,169     235,608    (a)    713,829   1,156,309
                                                                            (b)  1,188,716   1,692,359
------------------------------------------------------------------------------------------------------

     (a) Without election of optional Estate Advantage feature.

     (b) With election of optional Estate Advantage feature, which became available for sale on October 16, 2000.

        AUV-Accumulation Unit Value

        AU-Accumulation Units

                                                      FISCAL    3/31/00       4/30/00        4/30/01
                                       INCEPTION TO    YEAR       TO            TO             TO
         FOCUSED PORTFOLIOS              3/31/99      3/31/00   4/30/00       4/30/01        4/30/02
-------------------------------------  ------------   -------   -------   ---------------   ---------

-----------------------------------------------------------------------------------------------------
Focus Growth (7/7/00)
  Beginning AUV......................          0            0         0   (a)       10.00       7.642
                                                                          (b)       10.00       7.633
  Ending AUV.........................          0            0         0   (a)        7.64       6.570
                                                                          (b)        7.63       6.545
  Ending Number of AUs...............          0            0         0   (a)     336,517     977,193
                                                                          (b)   1,598,717   4,088,242
-----------------------------------------------------------------------------------------------------
Focus Growth and Income (12/29/00)
  Beginning AUV......................          0            0         0   (a)       10.00       9.354
                                                                          (b)       10.00       8.942
  Ending AUV.........................          0            0         0   (a)        9.35       8.537
                                                                          (b)        8.94       8.140
  Ending Number of AUs...............          0            0         0   (a)      22,928     343,267
                                                                          (b)     197,045   1,284,539
-----------------------------------------------------------------------------------------------------
Focus Value* (10/04/01)
  Beginning AUV......................          0            0         0   (a)           0      10.000
                                                                          (b)           0      10.000
  Ending AUV.........................          0            0         0   (a)           0      10.740
                                                                          (b)           0      10.727
  Ending Number of AUs...............          0            0         0   (a)           0     216,178
                                                                          (b)           0     990,167
-----------------------------------------------------------------------------------------------------
Focus TechNet (12/29/00)
  Beginning AUV......................          0            0         0   (a)       10.00       6.327
                                                                          (b)       10.00       7.009
  Ending AUV.........................          0            0         0   (a)        6.33       3.299
                                                                          (b)        7.01       3.646
  Ending Number of AUs...............          0            0         0   (a)      55,512     295,604
                                                                          (b)     233,849   1,089,889
-----------------------------------------------------------------------------------------------------

       * This portfolio was not available for sale in this product until October 1, 2001.

     (a) Without election of optional Estate Advantage feature.

     (b) With election of optional Estate Advantage feature, which became available for sale on October 16, 2000.

         AUV-Accumulation Unit Value

         AU-Accumulation Units

APPENDIX B - SEASONS REWARDS PROGRAM EXAMPLES
--------------------------------------------------------------------------------

The following examples assume an initial $125,000 Purchase Payment is made and that the Company is offering Upfront and Deferred Payment Enhancements in accordance with this chart:

--------------------------------------------------------------------------------------------------------
                                 UPFRONT PAYMENT    DEFERRED PAYMENT           DEFERRED PAYMENT
       ENHANCEMENT LEVEL         ENHANCEMENT RATE   ENHANCEMENT RATE           ENHANCEMENT DATE
--------------------------------------------------------------------------------------------------------
 Under $100,000                         2%                 0%          N/A
--------------------------------------------------------------------------------------------------------
 $100,000 - $499,999                    2%                 1%          Nine years from the date we
                                                                       receive each Purchase Payment.
--------------------------------------------------------------------------------------------------------
 $500,000 - more                        2%                 2%          Nine years from the date we
                                                                       receive each Purchase Payment.
--------------------------------------------------------------------------------------------------------

I.  DEFERRED PAYMENT ENHANCEMENT

If you elect to participate in the Seasons Rewards Program at contract issue, we contribute at least 2% of each Purchase Payment to your contract for each Purchase Payment we receive, as an Upfront Payment Enhancement. Any applicable Deferred Payment Enhancement is allocated to your contract on the corresponding Deferred Payment Enhancement Date and, if declared by the Company, is a percentage of your remaining Purchase Payment on the Deferred Payment Enhancement Date. Deferred Purchase Payment Enhancements are reduced proportionately by partial withdrawals of that Purchase Payment prior to the Deferred Payment Enhancement Date. The Deferred Payment Enhancement Rate may increase, decrease or be eliminated at any time.

EXAMPLE 1 - NO WITHDRAWALS ARE MADE

The Upfront Payment Enhancement allocated to your contract is $2,500 (2% of $125,000).

On your 9th contract anniversary, the Deferred Payment Enhancement Date, your Deferred Payment Enhancement of $1,250 (1% of your remaining Purchase Payment or $125,000) will be allocated to your contract.

EXAMPLE 2 - WITHDRAWAL MADE PRIOR TO DEFERRED PAYMENT ENHANCEMENT DATE

As in Example 1, your Upfront Payment Enhancement is $2,500.

This example also assumes the following:

     (1) Your contract value on your 5th contract anniversary is $190,000.

     (2) You request a withdrawal of $75,000 on your 5th contract anniversary.

     (3) No subsequent Purchase Payments have been made.

     (4) No prior withdrawals have been taken.

     (5) Funds are not allocated to any of the MVA Fixed Accounts.

On your 5th contract anniversary, your penalty-free earnings in the contract are $65,000 ($190,000 contract value less your $125,000 investment in the contract). Therefore, you are withdrawing $10,000 of your initial Purchase Payment. Your contract value will also be reduced by a $500 withdrawal charge on the $10,000 Purchase Payment (5% of $10,000). Your gross withdrawal is $75,500 of which $10,500 constitutes part of your Purchase Payment.

The withdrawal of $10,500 of your $125,000 Purchase Payment is a withdrawal of 8.4% of your Purchase Payment. Therefore, only 91.6% or $114,500 of your initial Purchase Payment remains in your contract.

On your 9th contract anniversary, the Deferred Payment Enhancement Date, assuming no other transactions occur affecting the Purchase Payment, we allocate your Deferred Payment Enhancement of $1,145 (1% of your remaining Purchase Payment, $114,500) to your contract.

II.  90 DAY WINDOW

Contracts issued with the Seasons Rewards feature may be eligible for a "Look-Back Adjustment." As of the 90th day after your contract was issued, we will total your Purchase Payments remaining in your contract at that time, without considering any investment gain or loss in contract value on those Purchase Payments. If your total Purchase Payments bring you to an Enhancement Level which, as of the date we issued your contract, would have provided for a higher Upfront and/or Deferred Payment Enhancement Rate on each Purchase Payment, you will get the benefit of the Enhancement Rate(s) that were applicable to that higher Enhancement Level at the time your contract was issued.

This example assumes the following:

     (1) No withdrawal in the first 90 days.

     (2) Initial Purchase Payment of $50,000 on November 1, 2000.

     (3) Subsequent Purchase Payment of $50,000 on January 15, 2001.

     (4) Subsequent Purchase Payment of $25,000 on January 28, 2001.

ENHANCEMENT AT THE TIME PURCHASE PAYMENT RECEIVED

---------------------------------------------------------------------------------------------------
                                                                                      DEFERRED
                                         PURCHASE      UPFRONT       DEFERRED          PAYMENT
                                          PAYMENT      PAYMENT        PAYMENT        ENHANCEMENT
       DATE OF PURCHASE PAYMENT           AMOUNT     ENHANCEMENT    ENHANCEMENT         DATE
---------------------------------------------------------------------------------------------------
November 1, 2000                          $50,000         2%             0%       N/A
---------------------------------------------------------------------------------------------------
January 15, 2001                          $50,000         2%             1%       January 15, 2010
---------------------------------------------------------------------------------------------------
January 28, 2001                          $25,000         2%             1%       January 28, 2010
---------------------------------------------------------------------------------------------------

ENHANCEMENT ADJUSTMENTS ON THE 90TH DAY FOLLOWING CONTRACT ISSUE

The sum of all Purchase Payments made in the first 90 days of the contract equals $125,000. According to the Enhancement Levels in effect at the time this contract was issued, a $125,000 Purchase Payment would have received a 2% Upfront Payment Enhancement and a 1% Deferred Payment Enhancement. Under the 90 Day Window provision all Purchase Payments made within those first 90 days would receive the benefit of the parameters in place at the time the contract was issued, as if all of the Purchase Payments were received on the date of issue. Thus, the first two payment enhancements would be adjusted at the end of the 90 days as follows:

---------------------------------------------------------------------------------------------------
                                                                                      DEFERRED
                                         PURCHASE      UPFRONT       DEFERRED          PAYMENT
                                          PAYMENT      PAYMENT        PAYMENT        ENHANCEMENT
       DATE OF PURCHASE PAYMENT           AMOUNT     ENHANCEMENT    ENHANCEMENT         DATE
---------------------------------------------------------------------------------------------------
November 1, 2000                          $50,000         2%             1%       November 1, 2009
---------------------------------------------------------------------------------------------------
January 15, 2001                          $50,000         2%             1%       January 15, 2010
---------------------------------------------------------------------------------------------------
January 28, 2001                          $25,000         2%             1%       January 28, 2010
---------------------------------------------------------------------------------------------------

APPENDIX C - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The market value adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the market value adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                            [(1+I/(1+J+L)](N/12) - 1

                       The market value adjustment factor
                          may differ in certain states
where:

              I is the interest rate you are earning on the money invested in the fixed investment option;

              J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

              L is equal to 0.005, except in Florida where it is equal to .0025.

              N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed investment option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remain in the 10-year term you initially agreed to leave your money in the fixed investment option (N=12); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for nine full years. If a withdrawal charge applies, it is deducted before the market value adjustment. The market value adjustment is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed investment option is 4%.

The market value adjustment factor is

                               = [(1+I/(1+J+0.005)](N/12) - 1

                               = [(1.05)/(1.04+0.005)](12/12) - 1

                               = (1.004785)(1) - 1

                               = 1.004785 - 1

                               = +0.004785

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (+0.004785) = +$19.14

$19.14 represents the market value adjustment that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed investment option is 6%.

The market value adjustment factor is

                               = [(1+I)/(1+J+0.005)](N/12) - 1

                               = [(1.05)/(1.06+0.005)](12/12) - 1

                               = (0.985915)(1) - 1

                               = 0.985915 - 1

                               = -0.014085

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the market value adjustment that will be deducted from the money remaining in the 10-year fixed investment option.

APPENDIX D - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of a Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date plus any Purchase Payments recorded after the Continuation Date; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the Continuation Date, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal. For the purposes of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equal the contract value on the Continuation Date, including the Continuation Contribution. All other capitalized terms have the meanings defined in the glossary and/or prospectus.

STANDARD DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

I. If the Standard Death Benefit is applicable upon the Continuing Spouse's death and a Continuation Contribution was made:

     A. If the Continuing Spouse is age 74 or younger at the time of death, we will pay the beneficiary the greater of:

        1. Continuation Net Purchase Payments compounded at a 3% annual growth rate from the Continuation Date until the date of death of the Continuing Spouse, plus any Purchase Payments recorded after the date of death of the Continuing Spouse; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

        2. The contract value on the date we receive all required paperwork and satisfactory proof of death.

     B. If the Continuing Spouse is age 75 or older at the time of death the Standard Death Benefit is the greater of:

        1. Continuation Net Purchase Payments compounded at a 3% annual growth rate from the Continuation Date until the Continuing Spouse's 75th birthday, plus any Purchase Payments recorded after the Continuing Spouse's 75th birthday; and reduced for any withdrawal (and fees and charges applicable to those withdrawals) recorded after the 75th birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

        2. The contract value on the date we receive all required paperwork and satisfactory proof of death.

II. If the Standard Death Benefit is applicable upon the Continuing Spouse's death and no Continuation Contributions was made:

     A. If the Continuing Spouse is age 74 or younger at the time of death, the death benefit is the greater of:

        1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the date of death, plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death, in the same proportion that the withdrawal reduced the contract value on the date of withdrawal.

        2. the contract value on the date we receive all required paperwork and satisfactory proof of death.

     B. If the Continuing Spouse is age 75 or older at the time of death, the death benefit is the greater of:

        1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until your Continuing Spouse's 75(th) birthday, plus any Purchase Payments recorded after the 75(th) birthday, and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the

           75(th) birthday, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

        2. the contract value at the time we receive all required paperwork and satisfactory proof of death.

SEASONS ESTATE ADVANTAGE DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If Seasons Estate Advantage is applicable upon the Continuing Spouse's death, we will pay the Beneficiary the sum of A plus B, where:

     A. equals the amount payable under the selected enhanced death benefit (option 1 or 2 below, as selected by the original owner); and

     B. equals the amount payable, if any, under the Earnings Advantage benefit.

A. Enhanced Death Benefit Options for Spousal Continuation:

     I. If the 5% Accumulation option is selected and a Continuation Contribution was made the death benefit is the greater of:

        a. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or

        b. Continuation Net Purchase Payments made from the Continuation Date including the Continuation Contribution, compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Continuation Net Purchase Payments.

     II. If 5% Accumulation Option is selected and no Continuation Contribution was made:

        a. the contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or

        b. Net Purchase Payments made from the date of issue compounded to the earlier of the Continuing Spouse's 80(th) birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80(th) birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80(th) birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum of two times the Net Purchase Payments.

If the Continuing Spouse dies after the latest Annuity Date and the 5% Accumulation option applied, any death benefit payable under the contract will be the Standard Death Benefit as described above. The Continuing Spouse's beneficiary will not receive any benefit from Seasons Estate Advantage.

     III. If the Maximum Anniversary Value option is selected and if the Continuing Spouse is younger than age 90 at the time of death and a Continuation Contribution was made, the death benefit is the greater of:

        a. Continuation Net Purchase Payments; or

        b. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or

        c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date but prior to the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

     IV. If the Maximum Anniversary Value option is selected and no Continuation Contribution was made the death benefit is the greater of:

        a. Net Purchase Payments; or

        b. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or

        c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the issue date but before the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time we receive all required paperwork and satisfactory proof of death. The Continuing Spouse's beneficiary will not receive any benefit from Seasons Estate Advantage. However, the Continuing Spouse's Beneficiary may still receive a benefit from Earnings Advantage if the date of death is prior to the latest annuity date.

B. Earnings Advantage Benefit for Spousal Continuation:

The Earnings Advantage benefit may increase the death benefit amount. The Earnings Advantage benefit is only available if the original owner elected Seasons Estate Advantage and it has not been discontinued or terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

If a Continuation Contribution has been made, the Contract Year of Death will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

-------------------------------------------------------------------------------------------
                         EARNINGS ADVANTAGE
CONTRACT YEAR OF DEATH       PERCENTAGE           MAXIMUM EARNINGS ADVANTAGE PERCENTAGE
-------------------------------------------------------------------------------------------
 Years 0-4                 25% of earnings    25% of Continuation Net Purchase Payments
-------------------------------------------------------------------------------------------
 Years 5-9                 40% of earnings    40% of Continuation Net Purchase Payments*
-------------------------------------------------------------------------------------------
 Years 10+                 50% of earnings    50% of Continuation Net Purchase Payments*
-------------------------------------------------------------------------------------------

* PURCHASE PAYMENTS MUST BE INVESTED FOR AT LEAST SIX MONTHS AT THE TIME OF YOUR DEATH TO BE INCLUDED AS PART OF CONTINUATION NET PURCHASE PAYMENTS FOR PURPOSES OF THE MAXIMUM EARNINGS ADVANTAGE CALCULATION.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the Earnings Advantage Amount?
We determine the Earnings Advantage amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the Continuing Spouse's date of death;

     (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum Earnings Advantage Amount?
The Earnings Advantage amount is subject to a maximum. The Maximum Earnings Advantage amount is a percentage of the Continuation Net Purchase Payments.

The Earnings Advantage benefit will only be paid if the Continuing Spouse's date of death is prior to reaching age 95.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME ON PROSPECTIVELY ISSUED CONTRACTS.

APPENDIX E - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR
PROGRAM:
--------------------------------------------------------------------------------

This table assumes a $100,000 initial investment in a Non-qualified contract, the election of the optional Income Protector Program at contract issue, with no withdrawals, additional payments or premium taxes, no election of Seasons Rewards, Seasons Estate Advantage, Earnings Advantage or Seasons Promise.

-----------------------------------------------------------------------------------------------------------------------------
                                           ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARIES:
                                                           9                  10                 15                 20
 IF AT ISSUE YOU ARE...                1-8              (AGE 69)           (AGE 70)           (AGE 75)           (AGE 80)
-----------------------------------------------------------------------------------------------------------------------------
  Male (M), Age 60*                    N/A               6,480              6,672              7,716              8,832
-----------------------------------------------------------------------------------------------------------------------------
  Female (F), Age 60*                  N/A               5,700              5,880              6,900              8,112
-----------------------------------------------------------------------------------------------------------------------------
  M and F, Age 60**                    N/A               4,920              5,028              5,544              5,928
-----------------------------------------------------------------------------------------------------------------------------

*  Life Annuity with 10 Year Period Certain
** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial advisor for information regarding availability of this program in your state.

Election of the Income Protector Program is not permitted if the Seasons Promise benefit is elected.

APPENDIX F - PREMIUM TAXES
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED   NON-QUALIFIED
                           STATE                              CONTRACT      CONTRACT
                           -----                              ---------   -------------
California..................................................    0.50%         2.35%
Maine.......................................................       0%         2.00%
Nevada......................................................       0%         3.50%
South Dakota................................................       0%         1.25%*
West Virginia...............................................    1.00%         1.00%
Wyoming.....................................................       0%         1.00%

*On the first $500,000 of premiums; 0.80% on the amount in excess of $500,000.

Please forward a copy (without charge) of the Seasons Select(II) Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

       ------------------------------------------------------------------
         Name

       ------------------------------------------------------------------
         Address

       ------------------------------------------------------------------
         City/State/Zip

       ------------------------------------------------------------------

       Date: ------------ Signed: ---------------------------------------

Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299

                                     Part II
                                     -------
                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee .......................................      $   5,560
Printing and engraving .....................................         50,000
Legal fees and expenses ....................................         10,000
Rating agency fees .........................................          7,500
Miscellaneous ..............................................         10,000
                                                                  ---------
   Total ...................................................      $  83,060
                                                                  =========

Item 15. Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16. Exhibits and Financial Statements Schedules.


Exhibit No.                   Description
-----------                   -----------
 (1)  Form of Underwriting Agreement ***
 (2)  Plan of Acquisition, Reorganization, Arrangement, Liquidation or
      Succession **
 (3)  (a) Amended and Restated Articles of Incorporation+++++
      (b) Amended and Restated By-Laws+++++
 (4)  (a) Individual Fixed and Variable Annuity Contract+++
      (b) Individual Retirement Annuity Endorsement+++
      (c) Purchase Payment Accumulation Optional Death Benefit Endorsement+++
      (d) Maximum Anniversary Value Optional Death Benefit Endorsement+++
      (e) Spousal Continuation Death Benefit Endorsement+++
      (f) Optional Income Benefit Endorsement+++
      (g) Death Benefit Endorsement+++
      (h) Deferred Annuity Application+++
 (5)      Opinion of Counsel re:  Legality **
          (including on Exhibit (23)(b))
 (6)      Opinion re Discount on Capital Shares **
 (7)      Opinion re Liquidation Preference **
 (8)      Opinion re Tax Matters **
 (9)      Voting Trust Agreement **
 (10)     Material Contracts **
 (11)     Statement re Computation of Per Share Earnings **
 (12)     Statement re Computation of Ratios **
 (14)     Material Foreign Patents **
 (15)     Letter re Unaudited Financial Information **
 (16)     Letter re Change in Certifying Accountant **
 (23)     (a) Consent of Independent Accountants *
          (b) Consent of Attorney **
 (24) Powers of Attorney ++++
 (25) Statement of Eligibility of Trustee **
 (26) Invitation for Competitive Bids **
 (27) Financial Data Schedule +

 (28) Information Reports Furnished to State Insurance Regulatory Authority **
 (29) Other Exhibits **

*       Herewith

**      Not Applicable

*** Incorporated by Reference to Pre-Effective Amendment No. 1 of this Registration Statement on Form S-1 filed on March 11, 1997.

**** Incorporated by Reference to Post Effective Amendment No. 11 of this Registration Statement filed on Form S-3 on April 9, 2001.

+ Incorporated by Reference to Pre-Effective Amendment No. 2 to Registration Statement No. 333-08877 on Form S-1, filed on February 1, 1999.

++ Incorporated by Reference to the Post-Effective Amendment No. 8 of this Registration Statement filed on Form S-3 on July 19, 2000.

+++ Incorporated by Reference to Post-Effective Amendment No. 9 of this Registration Statement filed in Form S-3 on September 25, 2000.

++++ Incorporated by Reference to Post Effective Amendment No. 10 of this Registration Statement filed on Form S-3 on December 19, 2000.

+++++ Incorporated by Reference to Post-Effective Amendment 14 of this Registration Statement filed on Form S-3 on April 12, 2002.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 31st day of July, 2002.


                            By: ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            By:  /s/ JAY S. WINTROB
                                --------------------------------------
                                 Jay  S. Wintrob
                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   SIGNATURE                               TITLE                           DATE
   ---------                               -----                           ----
JAY S. WINTROB*                Director, Chief Executive Officer       July 31, 2002
-------------------            (Principal Executive Officer)
Jay S. Wintrob


JANA W. GREER*                 Director & President                    July 31, 2002
-------------------
Jana W. Greer


N. SCOTT GILLIS*               Director & Senior Vice President        July 31, 2002
-------------------            (Principal Financial Officer)
N. Scott Gillis


JAMES R. BELARDI*              Director & Senior Vice President        July 31, 2002
-------------------
James R. Belardi


MAURICE S. HEBERT*
-------------------            Controller & Vice President             July 31, 2002
Maurice S. Hebert              (Principal Accounting Officer)


MARC H. GAMSIN*                Director & Senior Vice President        July 31, 2002
-------------------
Marc H. Gamsin


*By: /s/ CHRISTINE A. NIXON     Attorney-in-Fact                       July 31, 2002
     ----------------------
     Christine A. Nixon
Dated: July 31, 2002

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    ----------------------------------------------------------------
 (23a)         Consent of Independent Accountants